SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Crescent Capital BDC, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CRESCENT CAPITAL BDC, INC.
11100 Santa Monica Blvd.
Suite 2000
Los Angeles, California 90025
(310) 235-5900

April 9, 2020

Dear Stockholder:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Crescent Capital BDC, Inc. (the “Corporation”) to be held on Monday, May 4, 2020, at 10:00 a.m. Pacific Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.

At the Annual Meeting, you will be asked to: (1) elect one Class I Director of the Corporation who will serve for a two-year term expiring at the 2022 annual meeting of stockholders or until her successor is duly elected and qualified and two Class II Directors of the Corporation who will each serve for a three-year term expiring at the 2023 annual meeting of stockholders or until their respective successor is duly elected and qualified; (2) ratify the selection of Ernst & Young LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2020; and (3) and consider and vote upon a proposal to allow the Corporation to increase leverage by approving the application to the Corporation of a minimum asset coverage ratio of 150%, pursuant to Section 61(a)(2) of the Investment Company Act of 1940, to become effective the date after the Annual Meeting, which would permit the Corporation to double the maximum amount of leverage that it is currently permitted to incur.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement include information relating to the election of the Class I and Class II Director nominees, the ratification of the selection of the Corporation’s independent registered public accounting firm, and approval of the application of a minimum asset coverage ratio of 150% to the Corporation.

It is very important that your shares be represented at the Annual Meeting. Whether or not you plan to attend, I urge you to please complete, date, sign, and mail the enclosed proxy card to us to assure that your shares are represented at the Annual Meeting. You may also vote your shares online during the Annual Meeting. Instructions on how to vote while participating at the Annual Meeting live via the Internet are posted at www.virtualshareholdermeeting.com/CCAP2020.

On behalf of management and the Board of Directors, we thank you for your continued support of the Corporation.

Sincerely,

/s/ Jason Breaux
Jason Breaux Chief Executive Officer

CRESCENT CAPITAL BDC, INC.
11100 Santa Monica Blvd.
Suite 2000
Los Angeles, California 90025
(310) 235-5900

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 4, 2020

Notice is hereby given to holders of shares of common stock of Crescent Capital BDC, Inc., a Maryland corporation (the “Corporation”), that the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) will be held on Monday, May 4, 2020, at 10:00 a.m. Pacific Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/CCAP2020. For instructions on how to attend and vote your shares at the Annual Meeting, see the information in the accompanying Proxy Statement in the section titled “How to attend and vote at the Annual Meeting.”

The Annual Meeting is being held for the following purposes:

1.	To elect one Class I Director of the Corporation who will serve for a two-year term expiring at the 2022 annual meeting of stockholders or until her successor is duly elected and qualified and two Class II Directors of the Corporation who will each serve for a three-year term expiring at the 2023 annual meeting of stockholders or until their respective successor is duly elected and qualified;
2.	To ratify the selection of Ernst & Young LLP (“E&Y”) as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2020;
3.	To approve the application of a minimum asset coverage ratio of 150% to the Corporation; and
4.	To transact such other business as may properly come before the Annual Meeting or at any adjournment thereof.

THE BOARD OF DIRECTORS, INCLUDING EACH OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS A VOTE (1) FOR THE ELECTION OF THE CLASS I DIRECTOR NOMINEE AND FOR THE ELECTION OF THE CLASS II DIRECTOR NOMINEES; (2) FOR THE RATIFICATION OF E&Y AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CORPORATION FOR THE PERIOD NOTED IN THE PROXY STATEMENT; AND (3) FOR APPROVAL OF THE APPLICATION OF A MINIMUM ASSET COVERAGE RATIO OF 150% TO THE CORPORATION.

The close of business on March 30, 2020 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or at any adjournment or postponement thereof.

By Order of the Board of Directors,

/s/ George P. Hawley
George P. Hawley Secretary

April 9, 2020
Los Angeles, California

The proxy statement, a form of proxy card and the Corporation’s 2019 annual report to the stockholders (the “Annual Report”), which consists of the Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2019 (the “2019 Form 10-K”), are available online at https://www.crescentbdc.com/investor-relations/sec-filings.

The Board of Directors is requesting your vote. Your vote is important regardless of the number of shares that you own. We encourage you to complete and sign the enclosed proxy card and return it promptly in the enclosed envelope, which needs no postage if mailed in the U.S. You may revoke your proxy at any time before it is exercised.

You may also vote your shares online during the Annual Meeting. Instructions on how to vote while participating at the Annual Meeting live via the Internet are posted at www.virtualshareholdermeeting.com/CCAP2020.

CRESCENT CAPITAL BDC, INC.
11100 Santa Monica Blvd.
Suite 2000
Los Angeles, California 90025
(310) 235-5900

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
May 4, 2020

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board” and each member thereof, a “Director” and collectively, the “Directors”) of Crescent Capital BDC, Inc., a Maryland corporation (the “Corporation”), for use at the Corporation’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Monday, May 4, 2020, at 10:00 a.m. Pacific Time, or at any and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders dated April 9, 2020 (the “Notice”). The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/CCAP2020 and entering your 16-digit control number included in your Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the close of business on March 30, 2020 (the “Record Date”). The Corporation is a closed-end management investment company that has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940 (the “1940 Act”). Crescent Capital Advisors, LLC (formerly, CBDC Advisors, LLC), a Delaware limited liability company (the “Advisor”), serves as the investment adviser to the Corporation. CCAP Administration LLC (formerly CBDC Administration, LLC), a Delaware limited liability company (the “Administrator”), serves as the administrator to the Corporation. The principal executive offices of each of the Corporation, the Advisor, and the Administrator are located at 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California 90025.

This Proxy Statement and the accompanying Notice and form of proxy are being provided to stockholders on or about April 9, 2020. The Board has fixed the close of business on March 30, 2020 as the Record Date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting. As of the Record Date, 28,219,128 shares of the Corporation’s Common Stock, par value $0.001 per share (the “Common Stock”) were issued and outstanding, and the Corporation had not issued any shares of preferred stock. Stockholders of the Corporation are entitled to cast one vote for each share held and fractional votes for each fractional share held.

If the form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares covered thereby will be voted at the Annual Meeting in accordance with the instructions marked thereon. All properly executed proxies received by the Board that do not specify how shares should be voted will be voted “FOR” the election of the Class I Director nominee and each Class II Director nominee (“Proposal 1”); “FOR” the ratification of the selection of Ernst & Young LLP (“E&Y”) as the independent registered public accounting firm for the Corporation for the fiscal year ending December 31, 2020 (“Proposal 2”); “FOR” the proposal to approve the application of a minimum asset coverage ratio of 150% to the Corporation (“Proposal 3”); and in the discretion of the persons named as proxies in connection with any other matter which may properly come before the Annual Meeting or at any adjournment or postponement thereof.

The Board does not know of any matter to be considered at the Annual Meeting other than the election of the Class I Director and Class II Director nominees, the ratification of the selection of E&Y as the Corporation’s independent registered public accounting firm, and the proposal to approve the application of a minimum asset coverage ratio of 150% to the Corporation. A stockholder may revoke his or her proxy any time before it is exercised by (i) voting at the Annual Meeting, (ii) giving written notice of such revocation to the Secretary of the Corporation, or (iii) returning a properly executed, later-dated proxy.

In addition to soliciting proxies by mail, officers of the Corporation, or officers or employees of the Advisor, may solicit proxies by web, by telephone, or in person. Copies of the Notice, this Proxy Statement, the form of proxy, and the Corporation’s annual report are available at https://www.crescentbdc.com/investor-relations/sec-filings. The costs of proxy solicitation and expenses incurred in connection with the preparation of this Proxy Statement and its enclosures are estimated to be $41,000, which will be paid by the Corporation.

Quorum Required

A quorum must be present at the Annual Meeting for any business to be conducted. The presence of the holders of at least a majority of the shares of Common Stock issued and outstanding and entitled to vote shall constitute a quorum for the Annual Meeting. Abstentions will be treated as shares present for quorum purposes. Shares for which brokers have not received voting instructions from the beneficial owner of the shares and do not have discretionary authority to vote the shares on certain proposals (which are considered “Broker Non-Votes” with respect to such proposals) will be treated as shares present for quorum purposes. However, abstentions and Broker Non-Votes are not counted as votes cast and thus have no effect on the proposals.

If a quorum is not present at the Annual Meeting, the Annual Meeting may be adjourned in accordance with the Corporation’s bylaws (the “Bylaws”). In order to achieve the requisite quorum for a meeting that has been adjourned, additional solicitations will be sought pursuant to the terms of the Bylaws.

Vote Required

Election of Directors. The Directors shall be elected by an affirmative vote of the holders of a majority of the votes cast by stockholders present, provided that a quorum is present.

Ratification of Independent Registered Public Accounting Firm. The affirmative vote of the holders of a majority of the votes cast by stockholders present is required to ratify the appointment of E&Y to serve as the Corporation’s independent registered public accounting firm. Because brokers will have discretionary authority to vote for the ratification of the selection of the Corporation’s independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the shares, your broker will be permitted to vote your shares for this proposal.

Proposal to Approve the Application of a Minimum Asset Coverage Ratio of 150% to the Corporation. The affirmative vote of the holders of a majority of the votes cast by stockholders present is required to approve the application of a minimum asset coverage ratio of 150% to the Corporation.

Additional Solicitation. If there are not enough votes to approve any proposals at the Annual Meeting, the stockholders who are represented may adjourn the Annual Meeting to permit the further solicitation of proxies. The persons named as proxies will vote those proxies for such adjournment, unless the proxies are marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

Also, a stockholder vote may be taken on one or more of the proposals in this Proxy Statement prior to any such adjournment if there are sufficient votes for approval of such proposal(s).

How to attend and vote at the Annual Meeting.

The Corporation will be hosting the Annual Meeting live via audio webcast. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/CCAP2020. If you were a stockholder as of the Record Date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:

•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/CCAP2020.
•	Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/CCAP2020 on the day of the Annual Meeting.
•	Webcast starts at 10:00 a.m. Pacific Time.
•	You will need your 16-Digit Control Number to enter the Annual Meeting.
•	Stockholders may submit questions while attending the Annual Meeting via the Internet.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The Corporation will have technicians ready to assist with any technical difficulties stockholders may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain ownership information with respect to the Corporation’s Common Stock, as of the Record Date, for those individuals who directly or indirectly own, control, or hold, with the power to vote, five percent or more of the Corporation’s outstanding Common Stock and all officers and Directors, individually and as a group.

Name and address(1)	Type of ownership	Shares owned	Percentage of the Corporation’s outstanding shares as of March 30, 2020
Independent Directors
Kathleen S. Briscoe	Common	—	—%
Michael S. Segal	Common	3,047	*
Steven F. Strandberg	Common	211,371	0.9%
George G. Strong, Jr.	Common	21,331	*

Interested Directors
John S. Bowman	—	—	—%
Christopher G. Wright	—	—	—%

Executive Officers
Jason Breaux	Common	1,287	*
Jonathan R. Insull	Common	1,312	*
Gerhard Lombard	—	—	—%
Joseph A. Hanlon	—	—	—%
George P. Hawley	—	—	—%
Raymond Barrios	—	—	—%
Kirill Bouek	—	—	—%
All Directors and Officers as a Group	Common	238,348	1.1%

(1)	The address for the Advisor and each Director or officer is c/o Crescent Capital BDC, Inc., 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California 90025.
*	Less than 0.1% percent.
Type of ownership	Name and address	Shares owned	Percentage of the Corporation’s Outstanding Shares as of March 30, 2020
Five Percent Stockholders:
Common	Allied World Assurance Company, Ltd. 27 Richmond Road Pembroke, Bermuda, HM 08	3,796,246	13.41%
Common	Fidelity & Guaranty Life Insurance Company Two Ruan Center, 601 Locust Street, 14th Fl. Des Moines, IA 50309	3,796,246	13.41%
Common	Texas County & District Retirement Systems Barton Oaks Plaza IV, 901 Mopac South, Ste. 500 Austin, TX 78746	5,001,752	17.67%
Common	UFCW Northern California Employers Joint Pension Plan 1000 Burnett Ave, Ste. 200 Concord, CA 94520	4,228,985	14.94%

PROPOSAL 1

ELECTION OF CLASS I AND CLASS II DIRECTORS

The Board is currently composed of six Directors, who are divided into three classes with staggered terms of three years, each with the term of office of one of the three classes expiring at each annual meeting of stockholders. At the Annual Meeting, the holders of the Corporation’s Common Stock are being asked to elect Kathleen S. Briscoe as a Class I Director of the Corporation, to serve for a two-year term expiring at the 2022 annual meeting of stockholders or until her successor is duly elected and qualified Ms. Briscoe was previously appointed as a Director of the Corporation by the Board on December 13, 2019. The holders of the Corporation’s Common Stock are also being asked to re-elect Michael S. Segal and John S. Bowman, each as a Class II Director of the Corporation, to serve for a three-year term expiring at the 2023 annual meeting of stockholders or until their respective successor is duly elected and qualified. Ms. Briscoe currently serves as a Class I Director, and Messrs. Segal and Bowman each currently serves as a Class II Director of the Corporation. Each has consented to being named in this Proxy Statement and agreed to continue to serve as a Class I Director or Class II Director, as applicable, if re-elected. If Ms. Briscoe, Mr. Segal or Mr. Bowman is unavailable for re-election at the time of the Annual Meeting, the persons named as proxies will vote for such substitute nominee(s) as the Corporation’s Nominating and Corporate Governance Committee (the “Nominating Committee”) may select. It is not anticipated that Ms. Briscoe or Messrs. Segal or Bowman will be unable or unwilling to serve.

Information about the Class I Director and Class II Director Nominees and Other Directors of the Corporation

The following tables provide information concerning the Class I Director nominee and Class II Director nominees and the other individuals serving as Directors of the Corporation, as of the date of this Proxy Statement. The Class I Director Nominee is listed first in the table under “Class I Director Nominee.” The Class II Director Nominees are listed second in the table under “Class II Director Nominees.” The terms of the other Class I Director and Class III Directors expire in 2022 and 2021, respectively.

The Board believes that each of the Directors, including the Class I Director nominee and Class II Director nominees, has the experience, qualifications, attributes and skills appropriate to serve as a Director of the Corporation, in light of the Corporation’s business and structure. Certain of these business and/or professional experiences are set forth in detail below.

The address for each listed individual is c/o Crescent Capital BDC, Inc., 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California 90025. The Corporation is not part of a “Fund Complex,” which is defined to include investment companies registered under the 1940 Act and BDCs that (i) hold themselves out to investors as related companies for purposes of investment and investor services or (ii) have a common investment adviser or affiliated investment advisers.

Class I Director Nominee

Name and Age	Position(s) held with the Corporation	Term of Office and Length of Time Served	Principal Occupation(s) During the Past Five Years	Other Directorships Held During the Past Five Years
Independent Director
Kathleen S. Briscoe (Born 1960)	Director	Class I Director since December 2019; Term expires 2020	Partner and Chief Capital Officer of Dermody Properties	Board member of Crescent Acquisition Corp, Griffin Capital Essential Asset REIT, Inc., and Resmark Properties

Kathleen S. Briscoe is a Director of the Corporation. Ms. Briscoe is a Partner and the Chief Capital Officer of Dermody Properties. Ms. Briscoe is a member of the board of Essential Asset REIT, Inc., and Resmark Properties. She also serves as a director on the board of Crescent Acquisition Corp. Board of Regents –Friends of Dartmouth Rowing, and Founding Board LA Community Boat House. She received a BA in Policy Studies and Sociology from Dartmouth College and an MBA from Harvard University.

The Corporation believes that Ms. Briscoe’s operational and executive experience supports her appointment to the Board.

Class I Director (not up for re-election at the Annual Meeting)

Name and Age	Position(s) held with the Corporation	Term of Office and Length of Time Served	Principal Occupation(s) During the Past Five Years	Other Directorships Held During the Past Five Years
Independent Director
George G. Strong, Jr. (Born 1947)	Director and Chairman of the Audit Committee	Class I Director since 2015; Term expires 2022	Senior Advisor and former Managing Director and General Counsel of Cornerstone Research	Global Directories Ltd. (Bermuda) and Yello Media Group (Cayman)

George G. Strong, Jr. is a Director of the Corporation and serves as the Chairman of the Audit Committee. Mr. Strong is a retired managing partner of PricewaterhouseCoopers LLP and currently is a Senior Advisor and former Managing Director & General Counsel of Cornerstone Research. He has held the positions of Chief Financial Officer and Chief Operating Officer at several start-ups and smaller businesses in the software, dental products and freight forwarding industries. He currently is a director of Global Directories Ltd. (Bermuda) and Yello Media Group (Cayman). He received a BA in Economics from Yale University, MBA from Harvard Business School, and JD from the University Of San Diego School Of Law. Mr. Strong holds current Certified Public Accountant (“CPA”) licenses in California and Hawaii and is a member of the California Bar.

The Corporation believes that Mr. Strong’s legal and public accounting experience supports his appointment to the Board.

Class II Director Nominees

Name and Age	Position(s) held with the Corporation	Term of Office and Length of Time Served	Principal Occupation(s) During the Past Five Years	Other Directorships Held During the Past Five Years
Independent Director
Michael S. Segal (Born 1957)	Director and Chairman of the Nominating Committee	Class II Director since 2015; Term expires 2020	Managing Partner of Fred Segal Family LLC.	None

Name and Age	Position(s) held with the Corporation	Term of Office and Length of Time Served	Principal Occupation(s) During the Past Five Years	Other Directorships Held During the Past Five Years
Interested Director*
John S. Bowman (Born 1959)	Director and Chairman of the Board	Class II Director since 2015; Term expires 2020
Serves on the Advisor’s investment committee; Managing Director and co-head of Crescent U.S. Direct Lending business. Prior to joining Crescent in 2012, Mr. Bowman was president of HighPoint Capital Management, LLC (a U.S. direct lending business which he co-founded in 2005).
None
*	Mr. Bowman is deemed to be an “interested person” of the Corporation under the 1940 Act because of his affiliations with the Advisor.

Michael S. Segal is a Director of the Corporation and serves as Chairman of the Nominating and Corporate Governance Committee. Mr. Segal is the managing partner of Fred Segal Family LLC. Mr. Segal serves as trustee at Harvard-Westlake School and Pomona College. In addition, Mr. Segal is a current board member of Good Hope Medical Foundation, Los Angeles World Affairs Council and Town Hall, Pencils of Promise, and the Institute for Shipboard Education/Semester at Sea (Emeritus). Mr. Segal is a former member of the board of the University of Richmond, Heal the Bay, and Poly Prep County Day School. Mr. Segal received a master’s degree from UCLA and a bachelor’s degree from Pomona College.

The Corporation believes that Mr. Segal’s operational and executive experience, as well as his numerous board positions, supports his appointment to the Board.

John S. Bowman is the Chairman of the Board and serves on the Advisor’s investment committee. Mr. Bowman also serves as managing director and co-head of the U.S. Direct Lending business of Crescent Capital Group LP (“Crescent”). Prior to joining Crescent in 2012, Mr. Bowman was president of HighPoint Capital Management, LLC, a U.S. direct lending business which he co-founded in 2005. Prior to founding HighPoint Capital, Mr. Bowman was a managing director of leveraged finance at FleetBoston Financial from 1998 to 2003. Prior to joining FleetBoston, Mr. Bowman was a senior vice president in leveraged finance with Donaldson, Lufkin & Jenrette Securities Corporation. Mr. Bowman also worked as an investment banker at Kidder, Peabody, & Co. Incorporated, State Street Bank and Trust Company, Drexel Burnham Lambert Incorporated and Lehman Brothers. Mr. Bowman earned an MBA from Harvard Business School and a BS in Business Administration from Northeastern University.

The Corporation believes that Mr. Bowman’s experience in direct lending and business operations supports his appointment to the Board.

Class III Directors (not up for re-election at the Annual Meeting)

Name and Age	Position(s) held with the Corporation	Term of Office and Length of Time Served	Principal Occupation(s) During the Past Five Years	Other Directorships Held During the Past Five Years
Independent Director
Steven F. Strandberg (Born 1955)	Director and Chairman of the Compensation Committee	Class III Director since 2015; Term expires 2021
Co-founder and Partner of Albany Road Real Estate Partners; Mr. Strandberg also specialized in advising emerging private companies on financings and mergers and acquisitions, working with Merrill Lynch, where he was founder and head of the as well as Donaldson, Lufkin & Jenrette and Morgan Stanley.
None.
Interested Director*
Christopher G. Wright (Born 1972)	Director	Class III Director since 2015; Term expires 2021	Serves on the Advisor’s investment committee; Managing Director of Crescent focusing on mezzanine finance.	Current member of the board of Savers, Inc.
*	Mr. Wright is deemed to be an “interested person” of the Corporation under the 1940 Act because of his affiliations with the Advisor.

Steven F. Strandberg is a Director of the Corporation and serves as Chairman of the Compensation Committee. Mr. Strandberg also serves as a member of the Nominating Committee and the Audit Committee. Mr. Strandberg is a co-founder and partner of Albany Road Real Estate Partners. Previously, he was Managing Director and co-founder of WestBridge Ventures, a firm that invested in later-stage private technology companies. Prior to WestBridge, Mr. Strandberg specialized in advising emerging private companies on financings and mergers and acquisitions, working with Merrill Lynch where he was founder and head of the West Coast Technology Investment Banking group, Donaldson, Lufkin & Jenrette and Morgan Stanley. Mr. Strandberg is a current and former member of the board of numerous companies, as well as several non-profit organizations. Mr. Strandberg received his MBA from Harvard Business School and his AB from the University of Chicago.

The Corporation believes that Mr. Strandberg’s experience in the financial markets and numerous board positions supports his appointment to the Board.

Christopher G. Wright is a member of the Advisor’s Management Committee, President of Crescent Acquisition Corp (NASDAQ: CRSAU) and a Director of the Corporation. Mr. Wright also serves on the Advisor’s investment committee and as Managing Director of Crescent focusing on mezzanine finance. Prior to joining Crescent in 2001, Mr. Wright completed the Financial Management Program with the General Electric Company and upon completion, worked in various finance roles within GE Industrial Systems. Mr. Wright is a current member of the board of Savers, Inc. and is an observer of the boards of Vivid Seats, LLC, Mister Car Wash, and ExamWorks Group, Inc. Mr. Wright received his MBA from Harvard Business School and his BA from Michigan State University.

The Corporation believes that Mr. Wright’s experience and extensive knowledge of the business and operations of the Advisor supports his appointment to the Board.

Dollar Range of Equity Securities Beneficially Owned by Directors

Set forth in the table below is the dollar range of shares beneficially owned by each Director of the Corporation. The Corporation is not part of a “Family of Investment Companies,” which is defined to include any two or more registered investment companies that share the same investment adviser or principal underwriter and hold themselves out to investors as related companies for purposes of investment and investor services.

Name of Director	Dollar Range of Shares of the Corporation(1)(2)
Independent Directors
Kathleen S. Briscoe	None
Michael S. Segal	$10,001-$50,000
Steven F. Strandberg	over $100,000
George G. Strong, Jr.	over $100,000
Interested Directors
John S. Bowman	None
Christopher G. Wright	None
(1)	The dollar ranges are: None, $1-$10,000, $10,001-$50,000, $50,001-$100,000 and over $100,000.
(2)	Based on market value as of March 30, 2020.

Information about the Executive Officers

The officers of the Corporation are appointed and elected by the Board either at its annual meeting or at any subsequent regular or special meeting of the Board. The Board of the Corporation has selected the following officers to hold office at the discretion of the Board provided that the Corporation’s Chief Compliance Officer (“CCO”) may only be removed from his office in accordance with Rule 38a-1 under the 1940 Act. Each officer serves until their successor has been duly elected and qualified, or until their earlier resignation or removal. The following table sets forth information concerning each officer of the Corporation as of the date of this Proxy Statement. The address for each listed individual is c/o Crescent Capital BDC, Inc., 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California 90025.

Name and Age	Position(s) held with the Corporation and Length of Time Served	Principal Occupation(s) During Past Five Years
Jason Breaux (Born 1973)	Chief Executive Officer since 2015	Chairman of the Advisor’s investment committee and Managing Director of Crescent within the special situations strategy.

Jonathan R. Insull (Born 1965)	President since 2015	Serves on the Advisor’s investment committee and also serves as Managing Director of Crescent within the capital markets strategy.

Gerhard Lombard (Born 1973)	Chief Financial Officer since 2019	Chief Financial Officer of Crescent Capital Group LP. Formerly, Chief Financial Officer of credit funds at H.I.G. Capital and Churchill Financial Group.

Name and Age	Position(s) held with the Corporation and Length of Time Served	Principal Occupation(s) During Past Five Years
Joseph A. Hanlon (Born 1968)	Chief Compliance Officer since 2015	Chief Compliance Officer for Crescent. Prior to joining Crescent in 2014, Mr. Hanlon was the Chief Compliance Officer for the Fidelity Investments Equity and High Income Mutual Funds.

George P. Hawley (Born 1968)	Secretary since 2015	General Counsel for Crescent.

Raymond Barrios (Born 1978)	Managing Director since 2019	Managing Director of Crescent focusing on private credit. Mr. Barrios is currently a senior investment professional for the Advisor and was previously a member of the Mezzanine Product Group.

Kirill Bouek (Born 1984)	Controller since 2020
Controller of the Corporation. Prior to joining Crescent Mr. Bouek worked at THL Credit, where he was the Controller for its private debt business, which included a publicly traded business development company and several private fund structures.

Jason A. Breaux is Chief Executive Officer of the Corporation and serves as Chairman of the Advisor’s investment committee. In addition, Mr. Breaux serves as Managing Director of Crescent within private credit. Prior to joining the team in 2000, he worked at Robertson Stephens where he served in the mergers and acquisitions group. Prior to that, he worked in the investment banking division of Salomon Brothers. Mr. Breaux received an MBA from the Darden School of Business at the University of Virginia and a BA from Georgetown University.

Jonathan R. Insull is President of the Corporation and serves on the Advisor’s investment committee. In addition, Mr. Insull serves as Managing Director of Crescent within the capital markets strategy. Mr. Insull also serves as Managing Director and Institutional Portfolio Manager of Crescent, focusing on public and private credit markets. Since joining the team in 1997, Mr. Insull has served in a number of roles of increasing breadth, including credit analyst, director of research, portfolio manager, and private credit investment committees member. He previously worked as a credit officer at The Chase Manhattan Bank, and its predecessor institutions, Chemical Bank and Manufacturers Hanover Trust. Mr. Insull received his MBA in Finance from New York University and a BA in Economics from Hobart College.

Gerhard Lombard is Chief Financial Officer of the Corporation. Mr. Lombard also serves as the Chief Financial Officer of Crescent Capital Group LP. Before joining Crescent in 2016, Mr. Lombard served as Chief Financial Officer and Treasurer of Whitehorse Finance Inc., a publicly traded business development company that is managed by H.I.G. Capital. Prior to H.I.G. Capital, Mr. Lombard was Group Controller and Chief Accounting Officer for Churchill Financial Group. Earlier in his career, Mr. Lombard spent approximately 11 years at Ernst & Young LLP, rising to the level of Senior Manager. He holds postgraduate degrees in Accounting and Finance from the University of Stellenbosch and the University of Natal both located in South Africa

Joseph A. Hanlon is the Chief Compliance Officer of the Corporation. In addition, Mr. Hanlon serves as the Chief Compliance Officer for Crescent. Prior to joining Crescent in 2014, Mr. Hanlon was the Chief Compliance Officer for the Fidelity Investments Equity and High Income Mutual Funds. Mr. Hanlon was at Fidelity Investments for 13 years in various compliance capacities. Mr. Hanlon practiced law as a counselor and litigator for Robins, Kaplan, Miller & Ciresi from 1992 to 2001 where he focused on advising and representing insurers on regulatory matters and complex litigation. Mr. Hanlon received a JD from Boston College Law School and BS in Finance from Boston College.

George P. Hawley is Secretary of the Corporation. In addition, Mr. Hawley serves as the General Counsel for Crescent. Prior to joining Crescent in 2012, Mr. Hawley was Senior Vice President and Associate General Counsel at TCW where he supported Crescent on certain funds and accounts sub-advised by TCW to Crescent. From 2000 to 2008, Mr. Hawley was an associate at Paul, Hastings LLP specializing in asset management, securities, finance and restructuring, and general corporate. Prior to joining Paul Hastings, Mr. Hawley began his legal career at Baker, Keener & Nahra where he practiced litigation. Mr. Hawley received a JD from Loyola Law School and a BA from the University of Notre Dame.

Raymond Barrios is a Managing Director of the Corporation. Prior to joining Crescent in 2008, Mr. Barrios worked in the Leveraged Finance Group of Jefferies & Company, Inc. Mr. Barrios received his MBA from Harvard Business School and his BA from the University of California, Los Angeles.

Kirill Bouek is the Controller of the Corporation. Prior to joining the Corporation Mr. Bouek worked at THL Credit, where he was the Controller for its private debt business, which included a publicly traded business development company and several private fund structures. Prior to joining THL Credit, Mr. Bouek worked at American Securities and PricewaterhouseCoopers LLP, where he began his career in 2008. Mr. Bouek is a CPA/CFA and holds a BS in Finance and Real Estate, as well as an MS in Accounting from the University of Denver.

CORPORATE GOVERNANCE

Role of the Board of Directors, Leadership Structure and Risk Oversight

The Role of the Board of Directors

The Corporation’s business and affairs are managed under the direction of the Board. The Board elects the Corporation’s officers, who serve at the discretion of the Board. The responsibilities of the Board include determinations of fair value of the Corporation’s assets, corporate governance activities, oversight of the Corporation’s financing arrangements, and oversight of the Corporation’s investment activities.

Board Structure and Leadership

The Board has structured itself in a manner that it believes allows it to perform its oversight function effectively. The Board consists of six Directors, four of whom are not “interested persons,” as defined in the 1940 Act, and are Independent Directors, as defined in Nasdaq Marketplace Rule 4200(a)(15) (the “Independent Directors”). The members of the Board who are not Independent Directors, Messrs. Bowman and Wright, are referred to as Interested Directors (the “Interested Directors”). Mr. Bowman, the Chairman of the Board, is deemed to be an Interested Director because of his service on the Advisor’s investment committee and as a Managing Director and co-head of Crescent’s U.S. Direct Lending business. Mr. Wright is deemed to be an Interested Director because of his service on the Advisor’s investment committee and as a Managing Director of Crescent. The Board believes that it is in the best interests of the Corporation for Mr. Bowman to lead the Board because of his familiarity with the Corporation’s portfolio companies and his broad experience with the day-to-day management and operation of other investment funds as a result of his role with Crescent.

The Board does not have a lead Independent Director. All of the Independent Directors serve as members of each committee of the Board, which the Independent Directors believe allows them to participate in the full range of the Board’s oversight duties, including oversight of the risk management process. In addition, although the Independent Directors recognize that having a lead independent director may in some circumstances help coordinate communications with management, and otherwise assist a board in the exercise of its oversight duties, the Independent Directors believe that, because of the relatively small size of the Board, the ratio of Independent Directors to Interested Directors, and the good working relationship among the Directors, it is not necessary to designate a lead Independent Director at this time.

The Board periodically reviews its leadership structure, including the role of the Chairman of the Board. The Board, through the Nominating and Corporate Governance Committee, also completes an annual self-assessment during which it reviews its leadership and committee structure and considers whether its structure remains appropriate in light of the Corporation’s current operations. The Board believes that its leadership structure, including the current percentage of the Board members who are Independent Directors, is appropriate given its specific characteristics. These characteristics include (i) the extent to which the work of the Board is conducted through the Board’s standing committees, each of whose meetings are chaired by an Independent Director; (ii) the extent to which the Independent Directors meet as needed in the absence of members of management and the Interested Directors; and (iii) each of Mr. Bowman’s and Mr. Wright’s positions with the Advisor, which enhance the Board’s understanding of the operations of the Advisor.

Board Oversight of Risk Management

The Board’s role is one of oversight, rather than active management. Oversight of the Corporation’s investment activities extends to oversight of the risk management processes employed by the Advisor as part of its day-to-day management of the Corporation’s investment activities. The goal of the Board’s risk oversight function is to ensure that the risks associated with the Corporation’s investment activities are accurately identified, thoroughly investigated, and responsibly addressed.

The Board reviews risk management processes at both regular and special Board meetings throughout the year, consulting with appropriate representatives of the Advisor, as necessary, and periodically requesting the production of risk management reports or presentations. The Board receives a wide range of reports on the Corporation’s activities from the Advisor and other service providers, including reports regarding the Corporation’s investment portfolio, the compliance of the Corporation with applicable laws, and the Corporation’s financial accounting and reporting. The Board also meets periodically with the Corporation’s CCO to receive reports regarding the compliance of the Corporation with the federal securities laws and the Corporation’s internal compliance policies and procedures, and meets with the Corporation’s CCO at least annually to review the CCO’s annual report, including his risk-based analysis for the Corporation. The Board’s Audit Committee (the “Audit Committee”) also meets regularly with the Chief Financial Officer and the Corporation’s independent registered public accounting firm to discuss, among other things, the internal control structure of the Corporation’s financial reporting function. The Board also meets periodically with the portfolio managers of the Corporation to receive reports regarding the management of the Corporation, including its investment risks.

The Board recognizes that not all risks that may affect the Corporation can be identified, that it may not be practical or cost-effective to eliminate or mitigate certain risks, that it may be necessary to bear certain risks (such as investment-related risks) to achieve the Corporation’s goals, that reports received by the Directors with respect to risk management matters are typically summaries of the relevant information, and that the processes, procedures and controls employed to address risks may be limited in their effectiveness. As a result of the foregoing and other factors, risk management oversight by the Board and by the committees is subject to substantial limitations.

Communications with Directors

Stockholders of the Corporation who wish to communicate with the Directors (or with an individual Director) should send communications to the attention of George P. Hawley, Secretary, c/o Crescent Capital BDC, Inc., 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California 90025, and communications will be directed to the Director or Directors indicated in the communication or, if no Director or Directors are indicated, to all Directors.

Committees of the Board

The Board conducts much of its work through certain standing committees, each of whose meetings are chaired by an Independent Director. The Board has established an Audit Committee, a Nominating Committee, and a Compensation Committee, and may establish additional committees in the future. For the year ended December 31, 2019, the Board held eight Board meetings, four Audit Committee meetings and two Nominating Committee meetings. All Directors attended at least 75% of the aggregate number of meetings of the Board and of the respective committees on which they served that were held while they were members of the Board. The Corporation requires each Director to make a diligent effort to attend all Board and committee meetings. The Corporation does not have a formal policy regarding Director attendance at an annual meeting of stockholders. No Directors attended the Corporation’s 2019 annual meeting.

Audit Committee

The Audit Committee is composed of Ms. Briscoe and Messrs. Segal, Strandberg and Strong, all of whom are Independent Directors. Mr. Strong serves as Chairman of the Audit Committee. The Board has determined that Mr. Strong is an “audit committee financial expert,” as that term is defined under Item 407 of Regulation S-K, as promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Ms. Briscoe and Messrs. Segal, Strandberg and Strong meet the current independence and experience requirements of Rule 10A-3 under the Exchange Act. The Audit Committee operates pursuant to a charter approved by the Board, which sets forth the responsibilities of the Audit Committee (the “Audit Committee Charter”). The Audit Committee’s responsibilities include (i) establishing guidelines and making recommendations to the Board regarding the valuation of the Corporation’s loans and investments, (ii) selecting the Corporation’s independent registered public accounting firm, (iii) reviewing with such independent registered public accounting firm the planning, scope and results of their audit of the Corporation’s financial statements, (iv) pre-approving the fees for services performed, (v) reviewing with the independent registered public accounting firm the adequacy of internal control systems, (vi) reviewing the Corporation’s annual financial statements, (vii) overseeing internal audit staff and periodic filings, and (viii) receiving the Corporation’s audit reports and financial statements.

A current copy of the Corporation’s Audit Committee Charter is available on the Corporation’s website at https://www.crescentbdc.com/investor-relations/corporate-governance.

Nominating and Corporate Governance Committee

The Nominating Committee is composed of Ms. Briscoe and Messrs. Segal, Strandberg and Strong, all of whom are Independent Directors. Mr. Segal serves as Chairman of the Nominating Committee. The Nominating Committee is responsible for (i) selecting, researching and nominating directors for election by the Corporation’s stockholders,

(ii) selecting nominees to fill vacancies on the Board or a committee of the Board, (iii) developing and recommending to the Board a set of corporate governance principles, and (iv) over-seeing the evaluation of the Board and its committees.

Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders by any stockholder of the Corporation who was a stockholder of record at the record date set by the Board of Directors for the purpose of determining stockholders entitled to vote at the annual meeting, at the time of giving of notice by the stockholder and at the time of the annual meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the procedures of the Corporation’s Bylaws.

For any nomination or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and any such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall set forth all information required under Section 11 of the Bylaws and shall be delivered to the secretary at the principal executive office of the Corporation not earlier than the 150th day nor later than 5:00 p.m., Pacific Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, in order for notice by the stockholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Pacific Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

The stockholder’s notice shall set forth:

i.	as to each individual whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”), (A) all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act (including the Proposed Nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (B) whether such stockholder believes the Proposed Nominee is, or is not, an “interested person” of the Corporation, as defined in the 1940 Act or is, or is not, “independent” as set forth in the requirements established by the NASDAQ National Market or any other exchange or automated quotation service on which the Corporation’s securities are listed, and information regarding the Proposed Nominee that is sufficient, in the discretion of the Board or any committee thereof or any authorized officer of the Corporation, to make either such determination;
ii.	as to any other business that the stockholder proposes to bring before the meeting, a description of such business, the stockholder’s reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any person that is a Stockholder Associated Person (any person acting in concert with such stockholder, any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary), or any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Persons), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom;
iii.	as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person, (A) the class, series and number of all shares of stock or other securities of the Corporation (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person, (B) the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person, whether and the extent to which such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of Company Securities for such stockholder, Proposed Nominee or Stockholder Associated Person or (II) increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person in the Corporation or any affiliate thereof disproportionately to such person’s economic interest in the Company Securities, and (D) any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

iv.	as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) above and any Proposed Nominee, (A) the name and address of such stockholder, as they appear on the Corporation’s stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and any Proposed Nominee and (B) the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person;
v.	the name and address of any person who contacted or was contacted by the stockholder giving the notice or any Stockholder Associated Person about the Proposed Nominee or other business proposal; and
vi.	to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business.

Such stockholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a written undertaking executed by the Proposed Nominee (i) that such Proposed Nominee (a) is not, and will not become, a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director that has not been disclosed to the Corporation and (b) will serve as a director of the Corporation if elected; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Corporation, upon request by the stockholder providing the notice, and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act, or would be required pursuant to the rules of any national securities exchange on which any securities of the Corporation are listed or over-the-counter market on which any securities of the Corporation are traded).

In the event that the number of directors to be elected to the Board of Directors is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting, a stockholder’s notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the Corporation not later than 5:00 p.m., Pacific Time, on the tenth day following the day on which such public announcement is first made by the Corporation.

The Nominating Committee has not adopted a formal policy with regard to the consideration of diversity in identifying Director nominees. In determining whether to recommend a Director nominee, the Nominating Committee considers and discusses diversity, among other factors, with a view toward the needs of the Board as a whole. The Nominating Committee generally conceptualizes diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities that contribute to the Board, when identifying and recommending director nominees. The Nominating Committee believes that the inclusion of diversity as one of many factors considered in selecting Director nominees is consistent with the goal of creating a Board that best serves the Corporation’s needs and the interests of the Corporation’s stockholders.

A current copy of the Corporation’s Nominating Committee Charter is available on the Corporation’s website at https://www.crescentbdc.com/investor-relations/corporate-governance.

Compensation Committee

The Compensation Committee is composed of Ms. Briscoe and Messrs. Segal, Strandberg and Strong, all of whom are Independent Directors. Mr. Strandberg serves as Chairman of the Compensation Committee. The Compensation is responsible for (i) determining, or recommending to the Board of Directors for determination, the compensation paid directly, if any, by the Corporation to the Corporation’s chief executive officer and any other executive officers of the Corporation, (ii) directly appointing, compensating and overseeing work of any compensation consultant, legal counsel, or other adviser retained by the Compensation Committee, and (iii) assisting the Board of Directors of the Corporation with matters related to compensation generally.

A current copy of the Corporation’s Compensation Committee Charter is available on the Corporation’s website at https://www.crescentbdc.com/investor-relations/corporate-governance.

Compensation of Executive Officers and Directors

Executive Officers

The executive officers of the Corporation and the Interested Directors receive no direct compensation from the Corporation. As described in greater detail below, the Corporation has agreed to reimburse the Administrator for its allocable portion of the compensation paid to or compensatory distributions received by the Corporation’s Chief Financial Officer, Chief Compliance Officer and other executive officers of the Corporation, and any of their respective staff who provide services to the Corporation.

Independent Directors

Each of the Corporation’s Independent Directors receive (i) an annual fee of $75,000, and (ii) $2,500 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each regular Board meeting and $500 for each special Board meeting. The Corporation’s Independent Directors also receive $1,000 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with each committee meeting attended. The Chairman of the Audit Committee receives an additional annual fee of $7,500. The Chairperson of the Nominating and Corporate Governance Committee and the Compensation Committee receive an additional annual fee of $2,500 and $2,500, respectively.

The following table summarizes the compensation earned by or paid by the Corporation to the Directors for services rendered for the year ended December 31, 2019. As noted above, the Corporation is not part of a “Fund Complex.”

Name of Director	Aggregate Compensation From the Corporation
Independent Directors
Michael S. Segal		$96,000
Steven F. Strandberg		$96,240
George G. Strong, Jr.		$102,356
Kathleen S. Briscoe		$18,750	(1)

Interested Directors
John S. Bowman	$	None
Christopher G. Wright	$	None
(1)	Ms. Briscoe joined the Board on December 13, 2019.

Code of Conduct and Code of Ethics

The Corporation expects each of its officers and Directors, as well as any person affiliated with its operations, to act in accordance with the highest standards of personal and professional integrity at all times and to comply with the Corporation’s policies and procedures and all laws, rules and regulations of any applicable international, federal, provincial, state or local government. To this effect, the Corporation has adopted a Code of Conduct pursuant to the Sarbanes-Oxley Act of 2002 (“SOX”), which applies to the Corporation’s principal executive officer and principal financial officer. There have been no material changes to the SOX Code of Conduct or material waivers of the SOX Code of Conduct. The SOX Code of Conduct is available on the Corporation’s website at https://www.crescentbdc.com/investor-relations/corporate-governance.

As required by the 1940 Act, the Corporation and the Advisor have each adopted a Code of Ethics (the “Rule 17j-1 Code of Ethics”) that establishes procedures that apply to the Corporation’s Directors, executive officers, officers, their respective staffs and the employees of the Advisor with respect to their personal investments and investment transactions. The Rule 17j-1 Code of Ethics generally does not permit investments by the Corporation’s Directors, officers or any other covered person in securities that may be purchased or held by the Corporation.

Requests to receive a copy of the Rule 17j-1 Code of Ethics may be made in writing addressed to Crescent Capital BDC, Inc., 10 Hudson Yards, Suite 4100, New York, NY 10001, Attention: CCAP Investor Relations, or by emailing daniel.mcmahon@crescentcap.com.

Involvement in Certain Legal Proceedings

We are party to certain lawsuits in the normal course of business, including proceedings relating to the enforcement of our rights under loans to or other contracts with our portfolio companies. In addition, Alcentra Capital Corporation (“Alcentra Capital”) was involved in various legal proceedings that we assumed in connection with our acquisition of Alcentra Capital on January 31, 2020 (the “Alcentra Acquisition). Furthermore, third parties may try to seek to impose liability on us in connection with our activities or the activities of our portfolio companies. While the outcome of any such legal proceedings cannot at this time be predicted with certainty, we do not expect that these legal proceedings will materially affect our business, financial condition or results of operations.

On or about December 23, 2019, stockholders of Alcentra Capital filed two virtually identical stockholder class action complaints purportedly on behalf of holders of the common stock of Alcentra Capital against the members of Alcentra Capital’s board of directors and certain former Alcentra Capital officers, in the Circuit Court for Baltimore City, Maryland alleging that the defendants breached their fiduciary duties to the public stockholders of Alcentra Capital by commencing a sales process allegedly in response to certain actions by Stilwell Value Partners VII, Stilwell Activist Fund, Stilwell Activist Investments, and Stilwell Associates, and by omitting allegedly material information concerning the transaction, the resignation of certain directors of Alcentra, and the financial analysis and fairness opinion of Houlihan Lokey from the joint proxy statement filed with the Securities Exchange Commission (“SEC”)von December 11, 2019 as part of the registration statement relating to the Alcentra Acquisition. The complaints seek to recover compensatory damages for all losses resulting from the alleged breaches of fiduciary duty. We assumed indemnification responsibilities owed by Alcentra Capital to its former directors and officers with respect to this proceeding in connection with the Alcentra Acquisition. We believe that these claims are without merit.

In addition to the above, the Corporation may become party to certain lawsuits in the ordinary course of business, including proceedings relating to the enforcement of the Corporation’s rights under contracts with the Corporation’s portfolio companies.

Certain Relationships and Related Party Transactions

The Advisor

The Advisor is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Corporation’s investment activities are managed by the Advisor, which is responsible for (i) originating prospective investments, (ii) conducting research and due diligence investigations on potential investments, (iii) analyzing investment opportunities, (iv) negotiating and structuring the Corporation’s investments, and (v) monitoring the Corporation’s investments and portfolio companies on an ongoing basis. The Advisor has entered into a Resource Sharing Agreement (the “Resource Sharing Agreement”) with Crescent, pursuant to which Crescent provides the Advisor with experienced investment professionals (including the members of the Advisor’s investment committee) and access to the resources of Crescent so as to enable the Advisor to fulfill its obligations under the Corporation’s Amended and Restated Investment Advisory Agreement with the Advisor (the “Amended and Restated Investment Advisory Agreement”). Through the Resource Sharing Agreement, the Advisor capitalizes on the deal origination, credit underwriting, due diligence, investment structuring, execution, portfolio management and monitoring experience of Crescent’s investment professionals.

Investment Advisory Agreements

On June 2, 2015, the Corporation entered into an investment advisory agreement with the Advisor (the “Investment Advisory Agreement”), which was subsequently replaced by the Amended and Restated Investment Advisory Agreement (together with the Investment Advisory Agreement, the “Advisory Agreements”), which was approved by the Corporation’s stockholders on January 29, 2020 in connection with the Alcentra Acquisition. Under the terms of the Amended and Restated Investment Advisory Agreement, the Advisor will provide investment advisory services to the Corporation and its portfolio investments. The Advisor’s services under the Amended and Restated Investment Advisory Agreement are not exclusive, and the Advisor is free to furnish similar or other services to others so long as its services to the Corporation are not impaired. Under the terms of the Advisory Agreements, the Advisor is entitled to receive the Base Management Fee and may receive certain Incentive Fees, as discussed below.

Base Management Fee (prior to February 1, 2020)

Prior to February 1, 2020, pursuant to the Investment Advisory Agreement, the Base Management Fee was calculated and payable quarterly in arrears at an annual rate of 1.5% of the Corporation’s gross assets, including assets acquired through the incurrence of debt but excluding any cash and cash equivalents. The Base Management Fee was calculated based on the average value of gross assets at the end of the two most recently completed calendar quarters, and appropriately adjusted for share issuances or repurchases during the current calendar quarter. For purposes of the Investment Advisory Agreement, cash equivalents meant U.S. government securities and commercial paper maturing within one year of purchase.

Under the Investment Advisory Agreement, the Advisor agreed to waive its right to receive management fees in excess of the sum of (i) 0.25% of the aggregate committed but undrawn capital and (ii) 0.75% of the aggregate gross assets excluding cash and cash equivalents (including capital drawn to pay the Corporation’s expenses) during the period prior to February 3, 2020, the date of the Corporation’s qualified initial public offering, as defined by the Investment Advisory Agreement (“Qualified IPO”). The Advisor was not permitted to recoup any waived amounts at any time.

For the years ended December 31, 2019 and 2018, the Corporation incurred management fees, which are net of waived amounts, of $4,695,436 and $3,384,950, respectively, of which $1,342,685 and $963,009, respectively, were payable on December 31, 2019 and 2018.

New Base Management Fee (effective February 1, 2020)

Effective February 1, 2020, pursuant to the Amended and Restated Investment Advisory Agreement, the Base Management Fee is calculated and payable quarterly in arrears at an annual rate of 1.25% of the Corporation’s gross assets, including assets acquired through the incurrence of debt but excluding any cash and cash equivalents. The Base Management Fee is calculated based on the average value of gross assets at the end of the two most recently completed calendar quarters, and appropriately adjusted for any share issuances or repurchases during the current calendar quarter.

For purposes of the Amended and Restated Investment Advisory Agreement, cash equivalents means U.S. government securities and commercial paper maturing within one year of purchase.

In addition, under the terms of the Amended and Restated Advisory Agreement, the Advisor agreed to waive a portion of the management fee from February 1, 2020 through July 31, 2021 after the closing of the Alcentra Acquisition so that only 0.75% shall be charged for such time period.

Under both Investment Advisory Agreements, the Advisor has voluntarily waived its right to receive management fees on the Corporation’s investment in GACP II LP (“GACP II”) for any period in which GACP II remains in the investment portfolio. For the years ended December 31, 2019 and 2018, management fees of $148,732 and $59,894, respectively, were waived attributable to the Corporation’s investment in GACP II. These amounts are excluded from the management fee waived amounts above.

Incentive Fee (prior to February 1, 2020)

Under the Investment Advisory Agreement, the Incentive Fee consisted of two parts. The first part, the income incentive fee, was calculated and payable quarterly in arrears and equaled (a) 100% of the excess of the pre-incentive fee net investment income for the immediately preceding calendar quarter, over a preferred return of 1.75% per quarter (6.0% annualized) (the “Hurdle”), and a catch-up feature until the Advisor received 15.0%, of the pre-incentive fee net investment income for the current quarter up to 1.7647% (the “Catch-up”), and (b) 15.0% of all remaining pre-incentive fee net investment income above the “Catch-up.”

The second part, the capital gains incentive fee, is determined and payable in arrears as of the end of each fiscal year at a rate of 15.0% of the Corporation’s realized capital gains, if any, on a cumulative basis from Inception through the end of the fiscal year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees.

At the 2018 Annual Meeting of Stockholders, in connection with the extension of the deadline to consummate a Qualified IPO, the Advisor agreed to waive its rights under the Investment Advisory Agreement to (i) the income incentive fee and (ii) the capital gain incentive fee for the period from April 1, 2018 through February 1, 2020.

Incentive Fee (effective February 1, 2020)

Under the Amended and Restated Investment Advisory Agreement, the Incentive Fee consists of two parts. The first part, the income incentive fee, is calculated and payable quarterly in arrears and (a) equals 100% of the excess of the pre-incentive fee net investment income for the immediately preceding calendar quarter, over a preferred return of 1.75% per quarter (7.0% annualized) (the “Hurdle”), and a catch-up feature until the Advisor has received 17.5%, of the pre-incentive fee net investment income for the current quarter up to 1.8182% (the “Catch-up”), and (b) 15.5% of all remaining pre-incentive fee net investment income above the “Catch-up.”

In addition, under the terms of the Amended and Restated Investment Advisory Agreement, the Advisor agreed to waive the income based portion of the incentive fee from February 1, 2020 through July 31, 2021. Once the Advisor begins to earn income incentive fees, the Advisor will voluntarily waive the income incentive fees attributable to the investment income accrued by the Corporation as a result of its investment in GACP II.

For the years ended December 31, 2019 and 2018, the Corporation incurred income incentive fees, which are net of waived amounts, of $554,978 and $1,622,836, respectively, of which $0 and $0 were payable at December 31, 2019 and 2018.

The second part, the capital gains incentive fee, is determined and payable in arrears as of the end of each fiscal year at a rate of 17.5% of the Corporation’s realized capital gains, if any, on a cumulative basis from the Corporation’s inception through the end of the fiscal year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees. Since the Qualified IPO occurred on a date other than the first day of a calendar quarter, the income incentive fee shall be calculated for such calendar quarter at a weighted rate calculated based on the fee rates applicable before and after a Qualified IPO based on the number of days in such calendar quarter before and after the Qualified IPO. For the avoidance of doubt, such capital gains incentive fee shall be equal to 15.0% of the Corporation’s realized capital gains on a cumulative basis from Inception through the day before the Qualified IPO, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gains incentive fees. Following the Qualified IPO, solely for the purposes of calculating the capital gains incentive fee, the Corporation will be deemed to have previously paid capital gains incentive fees prior to a Qualified IPO equal to the product obtained by multiplying (a) the actual aggregate amount of previously paid capital gains incentive fees for all periods prior to the Qualified IPO by (b) the percentage obtained by dividing (x) 17.5% by (y) 15.0%. In the event that the Amended and Restated Investment Advisory Agreement shall terminate as of a date that is not a fiscal year end, the termination date shall be treated as though it were a fiscal year end for purposes of calculating and paying a capital gains incentive fee.

Pre-incentive fee net investment income means interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that the Corporation receives from portfolio companies) accrued during each calendar quarter, minus operating expenses for such quarter (including the Base Management Fee, expenses payable under the Administration Agreement and any interest expense and distributions paid on any issued and outstanding debt or preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as market discount, original issue discount, debt instruments with PIK interest, preferred stock with PIK dividends and zero coupon securities), accrued income that the Corporation has not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. Pre-incentive fee net investment income will be compared to a “Hurdle Amount” equal to the product of (i) the Hurdle rate of 1.50% or 1.75% per quarter, 6.0% or 7.0% annualized, prior to and effective February 1, 2020, respectively, and (ii) our net assets (defined as total assets less indebtedness, before taking into account any incentive fees payable during the period), at the end of the immediately preceding calendar quarter, subject to a “catch-up” provision incurred at the end of each calendar quarter.

GAAP Incentive Fee on Cumulative Unrealized Capital Appreciation

GAAP requires that the capital gains incentive fee accrual consider the cumulative aggregate unrealized capital appreciation in the calculation, as a capital gains incentive fee would be payable if such unrealized capital appreciation were realized on a theoretical “liquidation basis.” A fee so calculated and accrued would not be payable under applicable law and may never be paid based upon the computation of capital gains incentive fees in subsequent periods. Amounts ultimately paid under the Investment Advisory Agreement will be consistent with the formula reflected in the Investment Advisory Agreement. This GAAP accrual is calculated using the aggregate cumulative realized capital gains and losses and aggregate cumulative unrealized capital depreciation included in the calculation of the capital gains incentive fee plus the aggregate cumulative unrealized capital appreciation. If such amount is positive at the end of a period, then GAAP requires the Corporation to record a capital gains incentive fee equal to 15% (pre February 3, 2020) or 17.5% (effective February 3, 2020) of such cumulative amount, less the aggregate amount of actual capital gains incentive fees payable or capital gains incentive fees accrued under GAAP in all prior periods. The resulting accrual for any capital gains incentive fee under GAAP in a given period may result in an additional expense if such cumulative amount is greater than in the prior period or a reversal of previously recorded expense if such cumulative amount is less than in the prior period. If such cumulative amount is negative, then there is no accrual. There can be no assurance that such unrealized capital appreciation will be realized in the future or any accrued capital gains incentive fee will become payable under the Investment Advisory Agreement. For the years ended December 31, 2019 and 2018, the Corporation recorded no accrued capital gains incentive fees based on the cumulative aggregate unrealized capital appreciation (prior to waivers).

At the 2018 Annual Meeting of Stockholders, the Corporation received stockholder approval to extend the deadline to consummate a Qualified IPO (the “Qualified IPO Deadline”). The Qualified IPO Deadline was extended to June 30, 2022. In exchange for the Qualified IPO Deadline extension, the Advisor agreed to waive its rights under the Investment Advisory Agreement to the capital gain incentive fee for the period from April 1, 2018 through the earlier of (i) a Qualified IPO and (ii) June 30, 2020. The listing of the Corporation’s Common Stock on NASDAQ on February 3, 2020 qualified as a Qualified IPO.

Under the Amended and Restated Investment Advisory Agreement, the Advisor has not assumed any responsibility to the Corporation other than to render the services called for under that agreement. It will not be responsible for any action of the Board in following or declining to follow the Advisor’s advice or recommendations. Under the Amended and Restated Advisory Agreement, the Advisor, its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Advisor, including, without limitation, its general partner and the Administrator, and any person controlling or controlled by the Advisor will not be liable to the Corporation, any subsidiary of the Corporation, the Directors, stockholders or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the Amended and Restated Investment Advisory Agreement, except those resulting from acts constituting gross negligence, willful misfeasance, bad faith or reckless disregard of the duties that the Advisor owes to the Corporation under the Amended and Restated Investment Advisory Agreement. In addition, as part of the Amended and Restated Investment Advisory Agreement, the Corporation has agreed to indemnify the Advisor and each of its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Advisor, including, without limitation, its general partner and the Administrator, from and against any claims or liabilities, including reasonable legal fees and other expenses reasonably incurred, arising out of or in connection with the Corporation’s business and operations or any action taken or omitted on the Corporation’s behalf pursuant to authority granted by the Amended and Restated Investment Advisory Agreement, except where attributable to gross negligence, willful misfeasance, bad faith or reckless disregard of such person’s duties under the Amended and Restated Investment Advisory Agreement. These protections may lead the Advisor to act in a riskier manner when acting on the Corporation’s behalf than it would when acting for its own account.

U.S. federal and state securities laws may impose liability under certain circumstances on persons who act in good faith. Nothing in the Amended and Restated Investment Advisory Agreement will constitute a waiver or limitation of any rights that the Corporation may have under any applicable.

Administration Agreements

On February 1, 2020, the Corporation entered into the Amended and Restated Administration Agreement (the “Administration Agreement”) by and between itself and the Administrator, which replaced the former administration agreement that has been in place since June 5, 2015. Pursuant to the Administration Agreement, the Administrator agreed to provide a variety of services, including providing office space, equipment and office services, maintaining financial records, preparing reports to stockholders and reports filed with the SEC, and managing the payment of expenses and the performance of administrative and professional services rendered by others. The Administrator has also hired a sub-administrator to assist in the provision of administrative services. The Corporation will reimburse the Administrator for its costs and expenses and our allocable portion of overhead incurred by it in performing its obligations under the Administration Agreement, including compensation paid to or compensatory distributions received by the Corporation’s Chief Financial Officer, Chief Compliance Officer and other executive officers of the Corporation and any of their respective staff who provide services to the Corporation. The Corporation’s allocable portion of overhead is determined by the Administrator, which expects to use various methodologies such as allocation based on the percentage of time certain individuals devote, on an estimated basis, to the Corporation’s business and affairs, and is subject to oversight by the Board. The sub-administrator is paid its compensation for performing its sub-administrative services under the sub-administration agreement. The Administrator will waive its right to be reimbursed in the event that any such reimbursements would cause any distributions to the Corporation’s stockholders to constitute a return of capital. In addition, the Administrator is permitted to delegate its duties under the Administration Agreement to affiliates or third parties. To the extent the Administrator outsources any of its functions, the Corporation will pay the fees associated with such functions on a direct basis, without incremental profit to the Administrator.

The Administration Agreement has been approved by the Board. Unless earlier terminated as described below, the Administration Agreement will remain in effect for a period of one year from its effective date and will remain in effect from year to year thereafter if approved annually by (i) the vote of the Board, or by the vote of a majority of outstanding voting securities, and (ii) the vote of a majority of independent directors. The Administration Agreement will automatically terminate in the event of assignment. The Administration Agreement may be terminated by either party without penalty upon not less than 60 days’ written notice to the other.

Under the terms of the previous administration agreement, the Corporation incurred administrative services expenses of $656,812 and $652,390 for the years ended December 31, 2019 and 2018, respectively, of which $174,999 and $178,461, respectively, were payable at December 31, 2019 and 2018.

License Agreement

The Corporation has also entered into a license agreement with Crescent under which Crescent has agreed to grant the Corporation a non-exclusive, royalty-free license to use the name “Crescent Capital.”

Fees and Expenses

The Corporation’s primary operating expenses will include the payment of fees to the Advisor under the Amended and Restated Investment Advisory Agreement, the Corporation’s allocable portion of overhead expenses under the Administration Agreement and other operating costs described below. The Corporation will bear all other out-of-pocket costs and expenses of the Corporation’s operations and transactions, including:

•	allocated organization costs from the Advisor incurred prior to the Commencement of Operations up to a maximum of $1.5 million;
•	the cost of calculating our net asset value, including the cost of any third-party valuation services;
•	fidelity bond, directors’ and officers’ liability insurance and other insurance premiums;
•	direct costs, such as printing, mailing, long distance telephone and staff;
•	fees and expenses associated with independent audits and outside legal costs;
•	independent directors’ fees and expenses;
•	administration fees and expenses, if any, payable under the Administration Agreement;
•	U.S. federal, state and local taxes;
•	the cost of effecting sales and repurchases of shares of our Common Stock and other securities;
•	fees payable to third parties relating to making investments, including out-of-pocket fees and expenses associated with performing due diligence and reviews of prospective investments;
•	out-of-pocket fees and expenses associated with marketing efforts;
•	federal and state registration fees and any stock exchange listing fees;
•	brokerage commissions;
•	costs associated with our reporting and compliance obligations under the 1940 Act and other applicable U.S. federal and state securities laws;
•	debt service and other costs of borrowings or other financing arrangements; and
•	all other expenses reasonably incurred by the Corporationa in connection with making investments and administering its business.

All of the foregoing expenses are borne indirectly by the Corporation’s stockholders.

The Corporation had agreed to repay the Advisor for initial organization costs incurred prior to the commencement of the Corporation’s operations up to a maximum of $1.5 million and operating costs incurred prior to the commencement of the Corporation’s operations, each on a pro rata basis over the first $350 million of invested capital over a period from the initial capital commitment to June 30, 2019. Since inception of the Corporation, the Advisor allocated $0.6 million of organization costs and $0.8 million of equity offering costs to the Corporation.

From time to time, the Advisor, the Administrator, or their respective affiliates, may pay third-party providers of goods or services. The Corporation will reimburse the Advisor, the Administrator or such affiliates thereof for any such amounts paid on the Corporation’s behalf. Each of the Administrator and the Advisor will waive its right to be reimbursed in the event that such reimbursements would cause any distributions to the Corporation’s stockholders to constitute a return of capital. All of these expenses will ultimately be borne by the Corporation’s stockholders.

Certain Relationships and Potential Conflicts of Interest

The Corporation has entered into agreements with the Advisor, in which the Corporation’s senior management and members of the Advisor’s investment committee have indirect ownership and other financial interests. Members of the Corporation’s senior management and members of the Advisor’s investment committee also serve as principals of other investment managers affiliated with Crescent, which controls the Advisor, that do and may in the future manage other investment funds, accounts and investment vehicles which invest in assets eligible for purchase by the Corporation. The Corporation’s investment policies, fee arrangements and other circumstances may vary from those of accounts managed by Crescent.

Allocations of Investment Opportunities

Generally, when a particular investment would be appropriate for the Corporation as well as one or more investment funds, accounts and investment vehicles managed by Crescent, such investment will be apportioned by Crescent in accordance with (i) its internal conflict of interest and allocation policies, (ii) the requirements of the Advisers Act, and (iii) the 1940 Act, and the rules and regulations promulgated thereunder, and guidance and interpretations thereof, regarding co-investments with affiliates. Such apportionment may not be strictly pro rata depending on the good faith determination of all relevant factors, including differing investment objectives, diversification considerations and the terms of the Corporation’s governing documents and the respective governing documents of such investment funds, accounts and investment vehicles. These procedures could in certain circumstances adversely affect the Corporation’s access to a co-investment opportunity, the timing of acquisitions and dispositions of investments, the price paid or received by the Corporation for investments or the size of the investment purchased or sold by the Corporation.

The Corporation may invest alongside Crescent’s investment funds, accounts and investment vehicles in certain circumstances where doing so is consistent with the Corporation’s investment strategy, as well as applicable law and SEC staff interpretations. The Corporation and Crescent have been granted exemptive relief by the SEC to permit greater flexibility to negotiate the terms of co-investments if the Board determines that it would be advantageous for the Corporation to co-invest with investment funds, accounts and investment vehicles managed by Crescent in a manner consistent with the Corporation’s investment objectives, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors.

Pursuant to the terms of the exemptive relief, in connection with any commitment to a co-investment, a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Independent Directors need to reach certain conclusions, including that (1) the terms of the proposed transaction are reasonable and fair to the Corporation and its stockholders and do not involve overreaching of the Corporation or its stockholders on the part of any person concerned and (2) the transaction is consistent with the interests of the Corporation’s stockholders and is consistent with the Corporation’s investment strategies and policies. Mr. Strandberg has invested in private funds managed by an affiliate of the Advisor and, as a result, recuses himself from voting on co-investment opportunities in which such private funds co-invest. Mr. Strandberg’s investment in the private funds is not subject to management fees typically charged to other investors in the funds.

In addition, in the absence of exemptive relief granted for each investment by the SEC, the Corporation will not be permitted to invest in securities of an issuer where entities advised by Crescent have invested in different securities of that issuer. When the Corporation invests alongside investment funds, accounts and investment vehicles advised by Crescent, the Corporation expects to make such investments consistent with Crescent’s allocation policy. The Corporation expects that these determinations will be made similarly for investment funds, accounts and investment vehicles advised by Crescent. In situations where co-investment with other entities advised by Crescent is not permitted or appropriate, such as when there is an opportunity to invest in different securities of the same issuer, Crescent will decide whether the Corporation or such other entity or entities will make such investment. Crescent will make these determinations based on Crescent’s allocation policies and procedures, which generally require that such opportunities be offered to eligible investment funds, accounts and investment vehicles on a basis that is fair and equitable over time.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Exchange Act, the Corporation's directors and executive officers, and any persons holding 10% or more of its Common Stock, are required to report their beneficial ownership and any changes therein to the SEC and the Corporation. Specific due dates for those reports have been established and the Corporation is required to report herein any failure to file such reports by those due dates. Based solely upon a review of Forms 3, 4 and 5 filed by such persons, the Corporation believes that each of its directors and executive officers and any persons holding 10% or more of its Common Stock complied with all Section 16(a) filing requirements applicable to them during the fiscal year ended December 31, 2019, except as set forth below. Due to certain inadvertent errors, certain of the Corporation’s directors and executive officers did not file Form 4s to report purchases of the

Corporation’s Common Stock pursuant to capital calls in prior fiscal years, including (i) one purchase by Jason Breaux, (ii) one purchase by Jonathan Insull, (iii) three purchases by Scott Segal, (iv) twenty-two purchases by Steven Strandberg and (v) six purchases by George Strong. All such delinquent filings were reported on Form 5s filed by each such reporting person on January 21, 2020, prior to the Qualified IPO. The Corporation has evaluated the cause of such delinquent filings and enacted additional controls to prevent future delinquent filings.

Required Vote

The election of each Director requires the affirmative vote of the holders of a majority of the votes cast by stockholders present at the Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF KATHLEEN S. BRISCOE AS A CLASS I DIRECTOR OF THE CORPORATION AND “FOR” THE ELECTION OF MICHAEL S. SEGAL AND JOHN S. BOWMAN EACH AS A CLASS II DIRECTOR OF THE CORPORATION.

PROPOSAL 2

RATIFICATION OF THE SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Information about the Independent Registered Public Accounting Firm

The Audit Committee and the Board approved the engagement of E&Y as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2020 at their respective meetings held on March 3, 2020. The Directors do not have knowledge of any direct or indirect financial interest of E&Y in the Corporation. Representative(s) of E&Y is/are expected to be available telephonically at the Annual Meeting and thus, will have an opportunity to make a statement, if they so desire, and be available to respond to appropriate questions asked by the stockholders.

The following table presents fees for professional services rendered by E&Y for the fiscal years ended December 31, 2019 and 2018. One hundred percent (100%) of all services provided by E&Y to the Corporation were pre-approved and no fees were subject to pre-approval by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X. The audit services are approved by the Audit Committee pursuant to an audit engagement letter, and, in accordance with the Corporation’s pre-approval policies and procedures, the Audit Committee of the Corporation must pre-approve all non-audit services provided by E&Y, and all non-audit services provided by E&Y to the Advisor, or any entity controlling, controlled by, or under common control with the Advisor that provides ongoing services to the Corporation that are related to the operations and financial reporting of the Corporation. In some circumstances, when certain services were not recognized at the time of the engagement to be non-audit services, the pre-approval requirement may be waived if the aggregate amount of the fees for such non-audit services constitutes less than five percent of the total amount of revenues paid to E&Y by the Corporation during the fiscal year in which the non-audit services are provided. E&Y did not provide any non-audit services to the Advisor or any entity controlling, controlled by or under common control with the Advisor that provides ongoing services to the Corporation during the fiscal years ended December 31, 2019 and 2018.

	Fiscal Year Ended December 31, 2019	Fiscal Year Ended December 31, 2018
Audit Fees	$444,750	$384,500
Audit-Related Fees	$25,000	$0
Tax Fees	$31,900	$31,500
All Other Fees	$23,800	$22,556
Total Fees	$525,450	$438,556

Audit Fees. Audit fees consist of fees billed for professional services rendered for the audit of the Corporation’s year-end financial statements and reviews of the interim financial statements included in quarterly reports and services that are normally provided by E&Y in connection with statutory and regulatory filings.

Audit-Related Fees. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements and are not reported under “Audit Fees.” These services include attestation services that are not required by statute or regulation, consultations concerning financial accounting and reporting standards, and fees related to requests for documentation and information from regulatory and other government agencies.

Tax Fees. Tax fees consist of fees billed for professional services for tax compliance. These services include assistance regarding federal, state, and local tax compliance. The tax fees are presented in the year they were paid. Beginning with 2019 tax year, the tax compliance services are being provided by PricewaterhouseCoopers LLP.

All Other Fees. All other fees include fees for products and services other than the services reported above.

Aggregate Non-Audit Fees. Aggregate non-audit fees billed by E&Y to Crescent and its affiliates who provide on-going services to the Corporation during the fiscal years ended on December 31, 2019 and December 31, 2018 were approximately $2,333,800 and $2,525,400 respectively. The Corporation’s Audit Committee does not consider the provision of such services to be incompatible with maintaining EY’s independence.

Report of the Audit Committee1

The following is the report of the Audit Committee of the Corporation with respect to the Corporation’s audited financial statements for the year ended December 31, 2019.

The Audit Committee oversees the Corporation's accounting and financial reporting processes and the audits of the Corporation's financial statements. Management is responsible for the preparation, presentation, and integrity of the Corporation's financial statements, the Corporation's accounting and financial and reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee reviewed the audited financial statements in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2019 (the “Form 10-K”) with management and discussed the quality of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee has considered and discussed the above described December 31, 2019 audited financial statements with management and with EY. The Audit Committee has also discussed with E&Y the matters required to be discussed by the statement on Auditing Standards No. 16, as amended (AICPA, Professional Standards Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, The Auditor’s Communication with Those Charged with Governance. The Audit Committee reviewed with EY, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of the Corporation’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. Finally, the Audit Committee reviewed the written disclosures and letters from E&Y required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, as currently in effect, and has considered whether the provision of other non-audit services by E&Y to the Corporation are compatible with maintaining E&Y’s independence, and has discussed with E&Y its independence from the Corporation.

The Audit Committee discussed with E&Y the overall scope and plans for the audit. The Audit Committee met with E&Y to discuss the results of their audit, their evaluations of the Corporation’s internal controls, and the overall quality of the Corporation’s financial reporting.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to in the Proxy Statement and in the Audit Committee Charter, the Audit Committee recommended to the Board (and the Board has approved) that the Corporation’s audited financial statements be included in the Form 10-K and filed with the SEC.

Stockholders are reminded, however, that the members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and EY. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions, referred to above, do not assure that the audit of the Corporation’s financial statements has been carried out in accordance with the standards of the PCAOB, that the financial statements are presently in conformity with accounting principles generally accepted in the U.S. or that the Corporation's independent registered public accounting firm is, in fact, “independent.”

George G. Strong Jr., Chairman of the Audit Committee
Michael S. Segal, Audit Committee Member
Steven F. Strandberg, Audit Committee Member
Kathleen Briscoe, Audit Committee Member

[1]	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Corporation under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Required Vote

The ratification of the selection of the Corporation’s independent registered public accounting firm requires the affirmative vote of the holders of a majority of the votes cast by stockholders present at the Annual Meeting.

THE BOARD, INCLUDING EACH OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF E&Y AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3

AUTHORIZATION TO ALLOW THE CORPORATION TO INCREASE LEVERAGE BY APPROVING THE APPLICATION TO THE CORPORATION OF THE MINIMUM ASSET COVERAGE RATIO OF 150%, PURSUANT TO SECTION 61(A)(2) OF THE INVESTMENT COMPANY ACT OF 1940, TO BECOME EFFECTIVE THE DAY AFTER THE ANNUAL MEETING, WHICH WOULD PERMIT THE CORPORATION TO DOUBLE THE MAXIMUM AMOUNT OF LEVERAGE THAT IT IS CURRENTLY PERMITTED TO INCUR

Background

The Corporation is a closed-end investment company that has elected to be regulated as a BDC, under the 1940 Act. As a BDC, the 1940 Act limits the Corporation’s ability to use borrowing, also known as “leverage,” in significant respects. With certain limited exceptions, the Corporation is currently only allowed to borrow amounts, including by issuing bank debt, debt securities or preferred stock (collectively, “senior securities”), where its asset coverage, as defined in the 1940 Act, equals at least 200% after the borrowing. For purposes of the 1940 Act, “asset coverage” means the ratio of (1) the total assets of a BDC, less all liabilities and indebtedness not represented by senior securities, to (2) the aggregate amount of senior securities representing indebtedness and, if applicable, preferred stock.

On March 23, 2018, the passage of the Small Business Credit Availability Act (the “SBCAA”) amended Section 61(a) of the 1940 Act to allow a BDC to increase the maximum amount of leverage it may incur under the 1940 Act by electing to be subject to a lower minimum asset coverage ratio of 150% (excluding any borrowings not required to be subject to the asset coverage requirement by operation of the 1940 Act, regulations under the 1940 Act, exemptive relief or interpretations of the SEC and its staff), subject to receipt of certain board or stockholder approvals and satisfaction of certain other conditions. Under the existing 200% minimum asset coverage ratio, the Corporation is permitted to borrow up to one dollar for investment purposes for every one dollar of investor equity, and under the 150% minimum asset coverage ratio, the Corporation will be permitted to borrow up to two dollars for investment purposes for every one dollar of investor equity. In other words, as a result of the amendments to the 1940 Act adopted pursuant to the SBCAA, BDCs are permitted to increase their debt-to-equity ratio from a maximum of 1:1 to a maximum of 2:1, provided they obtain the necessary approval from their board of directors or stockholders.

Under the SBCAA, the Board may vote to approve an increase in the Corporation’s leverage capacity, and such approval would become effective after one year. The Board’s approval is required to include the approval of both (i) a majority of the Corporation’s Independent Directors and (ii) a majority of the Corporation’s Directors who have no financial interest in the increase in the Corporation’s leverage capacity. In addition, the Corporation is allowed to increase its leverage capacity if approved by stockholders representing at least a majority of the votes cast at a meeting where a quorum is present. If the Corporation receives stockholder approval, it would be allowed to increase its leverage capacity on the first day after receipt of such approval. In both cases, the Corporation would be required to make certain disclosures on its website and in SEC filings regarding, among other things, the receipt of approval to increase leverage, its leverage capacity and usage, and risks related to leverage.

At a meeting of the Board held on March 3, 2020, the Board approved the 150% minimum asset coverage ratio in accordance with the requirements of the SBCAA. As a result, and subject to certain additional disclosure requirements as described below, the 150% minimum asset coverage ratio will apply to the Corporation effective as of March 3, 2021. This means that, as of March 3, 2021, the Corporation will be permitted to incur double the maximum amount of leverage that the Corporation is able to incur currently.

In addition, in order to provide the Corporation with the maximum financial flexibility at the earliest possible date, the Board authorized the Corporation to seek stockholder approval of this Proposal No. 3 (the “Asset Coverage Ratio Proposal”), which, if passed, would move up the effective date of the increase in the leverage limit by approximately ten months. If the Corporation’s stockholders approve the Asset Coverage Ratio Proposal at the Meeting, the 150% minimum asset coverage ratio will then apply effective as of May 5, 2020, the first day after the Meeting and, as a result, the Corporation will be permitted to incur double the maximum amount of leverage that the Corporation is able to incur approximately ten months earlier than if the Corporation’s stockholders do not vote to approve Proposal No. 3.

If Proposal No. 3 is not approved by the stockholders, the Corporation will continue to operate within the 200% minimum asset coverage ratio until the earlier of (1) such time as it receives stockholder approval of a similar proposal at a future meeting or (2) March 3, 2021, which is one year after the date on which the Board approved the application of the 150% minimum asset coverage ratio to the Corporation.

The Corporation does not have, not does it currently intend to establish, any direct or indirect wholly owned subsidiaries that would seek to be licensed by the Small Business Administration (the “SBA”) to operate under the Small Business Investment Act of 1958 as small business investment companies (“SBIC Subsidiaries”). To the extent the Corporation establishes one or more SBIC Subsidiaries in the future and obtains exemptive relief from the SEC similar to that granted to other BDCs, which would permit it to adhere to a modified asset coverage requirement under Section 61 of the 1940 Act, the Corporation would be permitted to exclude SBA debentures from its 150% minimum asset coverage ratio.

Recommendation of the Board; Reasons for the Asset Coverage Ratio Proposal

The Board unanimously recommends that the Corporation’s stockholders approve the Asset Coverage Ratio Proposal. In considering the application of the 150% minimum asset coverage ratio to the Corporation, the Board considered the information it received relating to, among other things:

•	the benefits of increased financial flexibility;
•	the potential to increase and sustain returns on equity;
•	the Corporation’s investment strategy and portfolio construction;
•	the ability to take advantage of attractive investment and acquisition opportunities due to market conditions;
•	the risks relative to benefits associated with the use of increased leverage;
•	impact on the base management and incentive fees payable to the Advisor; and
•	the Corporation’s additional disclosure obligations.

Benefits of Increased Financial Flexibility

The Board considered that, as a BDC and a regulated investment company (“RIC”) for tax purposes, the Corporation will benefit from increasing the maximum regulatory leverage, through significantly more flexibility for complying with the asset coverage requirements applicable to BDCs. Importantly, application of the 150% minimum asset coverage ratio would enable the Corporation to better withstand potential adverse market movements, particularly in light of recent market volatility due to the public health crisis caused by the novel coronavirus (“COVID-19”) while still meeting its asset coverage requirements. For example, as of December 31, 2019, the Corporation’s pro forma combined asset coverage ratio giving effect to the Alcentra Acquisition was 236%, which, under the current 200% minimum asset coverage ratio, provided a 15.7% cushion based on fair value of investments. Under a 150% minimum asset coverage ratio, all else being equal, that cushion would be 75.4% based on fair value of investments.

For example, even if the underlying performance of one or more portfolio companies may not indicate an impairment or inability to repay all principal and interest in full, volatility in the capital markets may negatively impact the valuations of the Corporation’s investments and create unrealized capital depreciation on certain investments. Any such reductions in value (as well as unrealized capital depreciation based on the underlying performance of the Corporation’s portfolio companies, if any) will negatively impact the Corporation’s total assets and the ability to satisfy the minimum asset coverage ratio. Any failure to satisfy the asset coverage ratio could have a material adverse effect on the Corporation’s business, financial condition or results of operations, including the Corporation’s ability to borrow, pay dividends (and, as a result, the Corporation’s ability to maintain its RIC status), or repurchase shares of its common stock.

In addition to enhancing the ability of the Corporation to bear adverse market movements and still meet the asset coverage requirements, the Board concluded that having the option to access additional financing would give the Corporation more flexibility to fully execute its business strategy.

The following table sets forth the following additional information:

•	the Corporation’s pro forma total assets, total debt outstanding (in dollars and as a percentage of total assets), net assets and asset coverage ratio in each case giving effect to the Alcentra Acquisition as of December 31, 2019;

•	assuming that as of December 31, 2019 the Corporation had incurred the maximum amount of borrowings that could be incurred by the Corporation under the currently applicable 200% asset coverage ratio, the Corporation’s pro forma total assets, total debt outstanding (with the maximum amount of additional borrowings that would be permitted to incur in dollars and as a percentage of total assets), net assets and asset coverage ratio in each case giving effect to the Alcentra Acquisition; and
•	assuming that as of December 31, 2019 the Corporation had incurred the maximum amount of borrowings that could be incurred by the Corporation under the proposed 150% asset coverage ratio, the Corporation’s pro forma total assets, total debt outstanding (with the maximum amount of additional borrowings that would be permitted to incur in dollars and as a percentage of total assets), net assets and asset coverage ratio in each case giving effect to the Alcentra Acquisition.

In evaluating the information presented below, it is important to recognize that the maximum amount of borrowings that could be incurred by the Corporation is presented for comparative and informational purposes only and such information is not a representation of the amount of borrowings that the Corporation intends to incur or that would be available to the Corporation to be incurred.

Selected Consolidated Pro Forma Financial Statement Data (Unaudited) (dollar amounts in thousands)	Pro Forma As of December 31, 2019(1)
Pro Forma Amounts
as of December 31, 2019
 (i) Giving Effect to the Alcentra Acquisition and
(ii)Assuming That the Corporation Had Incurred
the Maximum Amount of Borrowings That
Could Be Incurred by the Corporation

		Under the Currently Applicable 200% Minimum Asset Coverage Ratio(2)	Under the Proposed 150% Minimum Asset Coverage Ratio(3)
Total Assets	$978,300,000	$1,123,500,000	$1,674,300,000
Total Debt Outstanding	$405,600,000	$550,800,000	$1,101,600,000
Net Assets	$550,800,000	$550,800,000	$550,800,000
Asset Coverage Ratio	236%	200%	150%
(1)	As of December 31, 2019, the Corporation’s total outstanding indebtedness represented 41% of the Corporation’s total assets.
(2)	Based on the Corporation’s total pro forma outstanding indebtedness of $405.6 million as of December 31, 2019 and applying the currently applicable 200% minimum asset coverage ratio, the Corporation could have incurred up to an additional $142.5 million of borrowings, bringing the Corporation’s total indebtedness and total assets to $550.8 million and $1,123.5 million, respectively. The maximum amount of additional borrowings of $142.5 million would have represented 12.9% of the total assets of $1,123.5 million, which are the total assets that the Corporation would have had with such additional borrowings.
(3)	Assuming that the Corporation had incurred the maximum amount of borrowings under the proposed 150% minimum asset coverage ratio, the Corporation could have incurred up to an additional $696.0 million of borrowings, bringing the Corporation’s total indebtedness and total assets to $1,101.6 million and $1,674.3 million, respectively. The maximum amount of additional borrowings of $696.0 million would have represented 41.6% of the total assets of $1,674.3 million, which are the total assets that the Corporation would have had with such additional borrowings.

Potential to Increase and Sustain Returns on Equity

The Board and the Advisor discussed how access to greater leverage has the potential to increase and sustain the Corporation’s investment yield and returns to common stockholders. Funds that use leverage generally aim to earn an investment return on money raised through leverage that exceeds the costs of leveraging, and thereby to increase returns to common stockholders. The Board discussed that any investment returns in excess of the costs of leverage would benefit the holders of the Common Stock; however, to the extent the costs of leverage exceed such investment returns, those costs would be borne by and reduce the returns to the holders of Common Stock.

The Advisor informed the Board that the Corporation would only expect to incur additional indebtedness if the Advisor believes that, over time, the costs of carrying the assets to be acquired through leverage are likely to be lower than the Corporation’s expected incremental investment yield and returns on equity.

While no assurances can be given that the investment yield and returns on equity attributable to borrowing would exceed the costs of such leverage, the Board concluded that the benefits of increased leverage outweigh the risks, as noted in more detail below.

The following tables illustrate the effect of leverage on returns from an investment in the Corporation’s Common Stock, based on (1) the amount of borrowings on a pro forma basis giving effect to the Alcentra Acquisition on a pro forma basis by the Corporation as of December 31, 2019, (2) the maximum amount of borrowings that could be incurred on pro forma basis by the Corporation as of December 31, 2019 under the currently applicable 200% minimum asset coverage ratio (that is, a 1:1 debt-to-equity ratio), and (3) the maximum amount of borrowings that could be incurred on a pro forma basis by the Corporation as of December 31, 2019 if the proposed 150% minimum asset coverage ratio were applied (that is, a 2:1 debt-to-equity ratio), in each case assuming annual returns on the Corporation’s portfolio (net of expenses) of -10%, -5%, 0%, 5% and 10%. The calculations in the tables below are hypothetical, and actual returns may be higher or lower than those appearing in the tables below.

	Effects of Leverage Based on the Actual Amount/200%/150% of Borrowings Incurred on a Pro Forma Basis by the Corporation Giving Effect to the Alcentra Acquisition as of December 31, 2019
Assumed annual returns on the Corporation’s portfolio (net of expenses)	(10)%	(5)%	0%	5%	10%
Corresponding return to common stockholder(1)	(20.17)%	(11.78)%	(3.40)%	4.98%	13.36%
Corresponding return to common stockholder(2)	(24.02)%	(14.32)%	(4.62)%	5.08%	14.78%
Corresponding return to common stockholder(3)	(38.64)%	(23.94)%	(9.24)%	5.46%	20.16%
(1)	As of December 31, 2019, the Corporation had (i) $978.3 million in pro forma combined giving effect to the Alcentra Acquisition total assets, (ii) $405.6 million in outstanding indebtedness, (iii) $550.8 million in net assets and (iv) a weighted average interest rate, excluding fees (such as fees on undrawn amounts and amortization of financing costs), of 4.62%
(2)	Assuming that (a) the Corporation had incurred the maximum amount of borrowings that could be incurred by the Corporation as of December 31, 2019 under a 200% minimum asset coverage ratio, and (b) the additional borrowings compared to the pro forma combined giving effect to the Alcentra Acquisition amount of borrowings incurred by the Corporation as of December 31, 2019, which were $405.6 million, are fully invested, the Corporation would have (i) $1,123.5 million in total assets, (ii) $550.8 million in outstanding indebtedness and (iii) $550.8 million in net assets. The weighted average interest rate, excluding fees (such as fees on undrawn amounts and amortization of financing costs), is assumed to be 4.62%, which is the Corporation’s pro forma combined weighted average interest rate as of December 31, 2019.
(3)	Assuming that (a) the Corporation had incurred the maximum amount of borrowings that could be incurred by the Corporation as of December 31, 2019 under a 150% minimum asset coverage ratio, and (b) the additional borrowings compared to the pro forma combined giving effect to the Alcentra Acquisition amount of borrowings incurred by the Corporation as of December 31, 2019, which were $405.6 million, are fully invested, the Corporation would have (i) $1,674.3 million in total assets, (ii) $1,101.6 million in outstanding indebtedness and (iii) $550.8 million in net assets. The weighted average interest rate, excluding fees (such as fees on undrawn amounts and amortization of financing costs), is assumed to be 4.62%, which is the Corporation’s pro forma combined weighted average interest rate as of December 31, 2019.

Based on pro forma combined outstanding indebtedness giving effect to the Alcentra Acquisition of $405.6 million as of December 31, 2019, and the weighted average effective annual interest rate, excluding fees (such as fees on undrawn amounts and amortization of financing costs), of 4.37% as of that date, the Corporation’s investment portfolio at fair value would have had to produce an annual return of approximately 2.03% to cover annual interest payments on the outstanding debt.

Based on the assumed outstanding indebtedness of $550.8 million as of December 31, 2019, and the assumed weighted average effective annual interest rate, excluding fees (such as fees on undrawn amounts and amortization of financing costs), of 4.37% as of that date, the Corporation’s investment portfolio at fair value would have had to produce an annual return of approximately 2.38% to cover annual interest payments on the outstanding debt.

Based on the assumed outstanding indebtedness of $1,101.6 million as of December 31, 2019, and the assumed weighted average effective annual interest rate, excluding fees (such as fees on undrawn amounts and amortization of financing costs), of 4.37% as of that date, the Corporation’s investment portfolio at fair value would have had to produce an annual return of approximately 3.14% to cover annual interest payments on the outstanding debt.

The Corporation’s Investment Strategy and Portfolio Construction

The Board considered the Corporation’s investment strategy and portfolio construction and, based on that review, believes that the Corporation would be well-positioned to prudently and effectively employ an increased level of leverage if it chose to do so. The Board noted that the Corporation has historically held a defensive, diversified portfolio of primarily first lien senior secured loans. The Board also noted that the Corporation focuses on stable, healthy businesses with strong cash-flow generation in non-cyclical sectors. As of December 31, 2019, on pro forma combined basis in connection with the Alcentra Acquisition, the Corporation had a portfolio of 125 portfolio companies across 21 industries and 85 unique sponsors. It further noted that, as of December 31, 2019, approximately 77% of the Corporation portfolio was invested in first lien debt investments, which include unitranche investments.

The Corporation believes that any use of increased leverage will generally depend on market conditions at the applicable time. Although the Corporation’s plan with respect to increased leverage has yet to be determined, the Corporation anticipates that any increase in leverage is likely to be in the form of indebtedness.

Ability to Take Advantage of Attractive Investment and Acquisition Opportunities Due to Market Conditions

The Advisor informed the Board that the capital raised through additional debt financing may help the Corporation generate additional investment and acquisition opportunities and would allow the Corporation to better manage its capital and to only undertake equity capital raises when market conditions are optimal for doing so.

From time to time, capital markets may experience periods of disruption and instability. For example, between 2008 and 2009, the global capital markets were unstable as evidenced by periodic disruptions in liquidity in the debt capital markets, significant write-offs in the financial services sector, the re-pricing of credit risk in the broadly syndicated credit market and the failure of major financial institutions. Despite actions of the U.S. federal government and foreign governments, these events contributed to worsening general economic conditions that materially and adversely impacted the broader financial and credit markets and reduced the availability of debt and equity capital for the market as a whole and financial services firms in particular. As a result of the disruption and volatility in the credit markets during this time, there was a reduction in capital available to certain specialty finance companies and other capital providers, causing a reduction in competition. These conditions also coincided with lower stock prices for BDCs, with most BDCs trading below net asset value per share. The Corporation believes that favorable investment opportunities to invest at attractive risk-adjusted returns, including opportunities to make acquisitions of other companies or investment portfolios at attractive values, may be created during these periods of disruption and volatility.

As of April 8, 2020, the COVID-19 has disrupted capital markets and adversely impacted the value of financial assets. As a result, prior to March 3, 2021, the Corporation may not have access to sufficient equity capital in order to maintain compliance with the current 200% minimum asset coverage ratio, which may prevent the Corporation from paying cash dividends or taking advantage of attractive investment opportunities that are created during these periods. In addition, the equity capital that will be available, if any, may be available only at an issuance price below net asset value per share. Stockholder approval of Proposal 3 would provide the Corporation with more flexibility, prior to March 3, 2021, to pay dividends and to raise additional debt capital to invest in such attractive investment opportunities, which typically need to be made expeditiously. The Corporation currently expects that, all other things being equal, it would seek to incrementally increase leverage to a range from 1.0x to 1.3x. There can be no assurances of when the Corporation will be able to meet those target leverage levels.

The current economic situation and the unprecedented measures taken by state, local and national governments around the world to combat the spread of the COVID-19 and its economic impacts, as well as various social, political and psychological tensions in the United States and around the world, may continue to contribute to severe market disruptions and volatility and reduced economic activity, may have long-term negative effects on the U.S. and worldwide financial markets and economy and may cause further economic uncertainties in the United States and worldwide. It is difficult to predict how long the financial markets and economic activity will continue to be impacted by these events and the Corporation cannot predict the effects of these or similar events in the future on the U.S. economy and securities markets. However, these events could have a significant negative impact on the Corporation's performance, net asset value, liquidity, income, operating results and ability to pay distributions and service debt, as well as the performance, income, operating results and viability of companies in which it invests. The Asset Coverage Ratio Proposal is in part designed to help the Corporation continue operating in the ordinary course of business through providing additional flexibility in meeting 1940 Act asset coverage requirements, which can support the Corporation's continued payment of cash dividends and ability to draw on its credit facility or raise debt capital to fund investments in portfolio companies that may be attractive given opportunities presented in the current market environment.

Risks Relative to Potential Benefits Associated With the Use of Increased Leverage

The Board considered how increased leverage could increase the risks associated with investing in the Corporation’s Common Stock. For example, if the value of the Corporation’s assets decreases, leverage will cause the Corporation’s net asset value to decline more sharply than it otherwise would have without leverage or with lower leverage. Similarly, any decrease in the Corporation’s revenue would cause its net income to decline more sharply than it would have if the Corporation had not borrowed or had borrowed less. However, since the Corporation already uses leverage in optimizing its investment portfolio, there are no material new risks associated with increased leverage. As a result, the Board concluded that the potential benefits of increased leverage outweigh these risks.

Impact on the Base Management and Incentive Fees

The Board considered the impact of the use of higher leverage on the Corporation’s base management fee and incentive fee payable to the Advisor, noting that additional leverage would increase the base management fee and could increase the incentive fees. For example, base management fees are payable based on its gross assets, including assets acquired through the use of leverage (but excluding cash and any temporary investments in cash-equivalents), which may give the Advisor an incentive to use a higher level of leverage to make additional investments. Similarly, the incentive fees payable by the Corporation to the Advisor may create an incentive for the Advisor to pursue investments that are riskier or more speculative than would be the case in the absence of such compensation arrangement. The incentive fees payable to the Advisor are calculated based on a percentage of the Corporation’s return on invested capital. This may encourage the Advisor to use leverage to increase the return on the Corporation’s investments. In particular, a portion of the incentive fees payable to the Advisor is calculated based on the Corporation’s pre-incentive fee net investment income, expressed as a rate of return on the value of the Corporation’s net assets at the end of the immediately preceding calendar quarter, subject to a “hurdle rate” as described above in the section, “Corporate Governance—Certain Relationships and Related Party Transactions—Investment Advisory Agreements.” Accordingly, an increase in leverage may make it easier for the Corporation to meet or exceed the hurdle rate applicable to the income-based incentive fee and may result in an increase in the amount of income-based incentive fee payable to the Advisor.

However, since the Corporation already uses leverage in optimizing its investment portfolio, there are no material new risks associated with increased leverage on the base management and incentive fees payable to the Advisor or the Advisor’s incentives. The Advisor also informed the Board that it intends to manage the Corporation in the same disciplined manner as it has prior to the effectiveness of the lower minimum asset coverage ratio. As a result, the Board concluded that the potential benefits of increased leverage outweigh these risks.

Fees and Expenses Table

The following table illustrates the impact of leverage on the Corporation’s annual expenses, including base management and incentive fees payable to the Advisor, using annualized financial data based on the actual and pro forma expenses incurred by the Corporation for the quarter ended December 31, 2019. The following table is intended to assist you in understanding the costs and expenses that an investor in the Corporation’s Common Stock will bear, directly or indirectly, based on the assumptions set forth below. We caution you that some of the percentages indicated in the table below are estimates and may vary. The following table should not be considered a representation of the Corporation’s future expenses. Actual expenses may be greater or less than shown. Except where the context suggests otherwise, whenever this Proxy Statement contains a reference to fees or expenses paid or payable by the Corporation holders of Common Stock will indirectly bear these fees or expenses as our investors. The calculations of pro forma estimated annual expenses in the table below are hypothetical, and the base management and incentive fees payable to the Advisor will be based on the Corporation’s actual performance and will not be paid unless the Corporation achieves certain goals.

Estimated Annual Expenses (As A Percentage of Net Assets Attributable to Common Stock):	Annualized Expenses Based on Pro Forma Combined Expenses Giving Effect to the Alcentra Acquisition for the Quarter Ended December 31, 2019(1)
Annualized Expenses
Based on Pro Forma Expenses for the
Quarter Ended December 31, 2019
Assuming That the Corporation Had
Incurred the Maximum Amount of
Borrowings That Could Be Incurred by
the Corporation

			Under the Currently Applicable 200% Minimum Asset Coverage Ratio(2)		Under the Proposed 150% Minimum Asset Coverage Ratio(3)
Base management fee payable under the Amended and Restated Investment Advisory Agreement(4)	1.29	%(5)	1.49	%(6)	2.24	%(7)
Incentive fee payable under the Amended and Restated Investment Advisory Agreement (17.5% of pre-incentive fee net investment income and capital gains)(8)	1.90	%(9)	2.09	%(10)	2.79	%(11)
Interest payments on borrowed funds(12)	3.22%		4.37%		8.74%
Other expenses(13)	0.75%		0.75%		0.75%
Acquired fund fees and expenses(14)	0.63%		0.63%		0.63%
Total annual expenses	7.79%		9.33%		15.15%
(1)	Calculated by dividing the actual expenses for the quarter ended December 31, 2019 by the pro forma combined net assets attributable to Common Stock as of December 31, 2019, which were $550.8 million, and annualizing over four quarterly periods.
(2)	Calculated by dividing the pro forma expenses for the quarter ended December 31, 2019, assuming that the Corporation had $550.8 million in outstanding indebtedness, which is the maximum amount of borrowings that could be incurred by the Corporation under the currently applicable 200% minimum asset coverage ratio, by the pro forma combined net assets attributable to Common Stock as of December 31, 2019, which were $550.8 million, and annualizing over four quarterly periods. The maximum amount of borrowings that could be incurred by the Corporation is presented for comparative and informational purposes only and such information is not a representation of the amount of borrowings that the Corporation intends to incur or that would be available to the Corporation to be incurred.
(3)	Calculated by dividing the pro forma expenses for the quarter ended December 31, 2019, assuming that the Corporation had $1,101.6 million in outstanding indebtedness, which is the maximum amount of borrowings that could be incurred by the Corporation under the proposed 150% minimum asset coverage ratio, by the pro forma net assets attributable to Common Stock as of December 31, 2019, which were $550.8 million, and annualizing over four quarterly periods. The maximum amount of borrowings that could be incurred by the Corporation is presented for comparative and informational purposes only and such information is not a representation of the amount of borrowings that the Corporation intends to incur or that would be available to the Corporation to be incurred.
(4)	From February 1, 2020 through July 31, 2021, the base management fee under the Amended and Restated Investment Advisory Agreement is calculated and payable quarterly in arrears at an annual rate of 0.75% of the Corporation’s average gross assets, including assets purchased with borrowed funds or other forms of leverage, but, excluding cash and cash equivalents, investment in GACP II, LP and adjusted for share issuances or repurchases. See “Corporate Governance—Certain Relationships and Related Party Transactions—Investment Advisory Agreements.” For purposes of the table above, the percentage reflected is calculated based on the Corporation’s average net assets (rather than the Company’s average gross assets) for the same period. Consequently, if the Corporation has borrowings outstanding, its base management fee as a percentage of net assets attributable to Common Stock would be higher than if the Corporation did not utilize leverage.
(5)	Calculated by dividing the Corporation’s base management fees based on pro forma combined assets for the quarter ended December 31, 2019, which were $7.1 million, by the pro forma combined net assets attributable to Common Stock as of December 31, 2019, which were $550.8 million, and annualizing over four quarterly periods.

(6)	Assuming outstanding indebtedness of $550.8 million as of December 31, 2019, calculated by dividing the Corporation’s pro forma base management fees for the quarter ended December 31, 2019, which were $8.2 million, by the pro forma combined net assets attributable to Common Stock as of December 31, 2019, which were $550.8 million, and annualizing over four quarterly periods.
(7)	Assuming outstanding indebtedness of $1,101.6 million as of December 31, 2019, calculated by dividing the Corporation’s pro forma base management fees for the quarter ended December 31, 2019, which were $12.3 million, by the pro forma combined net assets attributable to Common Stock as of December 31, 2019, which were $550.8 million, and annualizing over four quarterly periods.
(8)	The Incentive Fee consists of two parts. The first part, the “Income Incentive Fee”, is calculated and payable quarterly in arrears and equals 100% of the pre-incentive fee net investment income for the immediately preceding calendar quarter, if any, that exceeds a preferred return of 1.75% per quarter (7% annualized) (the “Hurdle”), but is less than or equal to 1.8182% in the calendar quarter; and 17.5% of the amount of the Corporation’s Pre-Incentive Fee Net Investment Income, if any, that exceeds 1.8182% in the calendar quarter provided, however, that the Advisor agrees to waive the Income Fee for the Waiver Period. See “Corporate Governance—Certain Relationships and Related Party Transaction—Investment Advisory Agreements.”

The annual incentive fees as a percentage of net assets attributable to Common Stock is calculated by dividing the actual or pro forma incentive fees for the quarter ended December 31, 2019, as applicable, by the net assets attributable to Common Stock as of December 31, 2019 and annualizing over four quarterly periods. In calculating the pro forma incentive fees for the quarter ended December 31, 2019 as a result of the Corporation’s incurring additional borrowings, the Corporation has assumed that the same weighted-average yield that was earned on the investments held during the quarter ended December 31, 2019 is generated on incremental investments made using proceeds from such additional borrowings. For example, the pro forma total investment income for the quarter ended December 31, 2019 is calculated by applying the ratio of “total investment income” for the quarter ended December 31, 2019 to “total investments, at fair value” as of December 31, 2019 to the pro forma assets as of December 31, 2019. This same ratio is used to calculate other pro forma expenses for the quarter ended December 31, 2019, such as professional fees, administrative service fees, directors’ fees and other general and administrative expenses. To calculate the pro forma interest expenses and credit facility fees for the quarter ended December 31, 2019, the ratios of interest expense and credit facility fees for the quarter ended December 31, 2019 to the total debt outstanding as of December 31, 2019, respectively, are applied to the pro forma total debt outstanding as of December 31, 2019.

(9)	Calculated by dividing the Corporation’s annualized incentive fees based on the amended terms, which were $10.5 million, by the net assets attributable to Common Stock as of December 31, 2019, which were $550.8 billion, and annualizing over four quarterly periods.
(10)	Assuming outstanding indebtedness of $550.8 million as of December 31, 2019, calculated by dividing the Corporation’s pro forma annualized incentive fees based on the latest investment management agreement, which were $11.5 million, by the net assets attributable to Common Stock as of December 31, 2019, which were $550.8 million, and annualizing over four quarterly periods.
(11)	Assuming outstanding indebtedness of $1,101.6 million as of December 31, 2019, calculated by dividing the Corporation’s pro forma annualized incentive fees based on the latest investment management agreement which were $15.4 million, by the net assets attributable to Common Stock as of December 31, 2019, which were $550.8 million, and annualizing over four quarterly periods.
(12)	The Corporation may borrow funds from time to time to make investments to the extent the Corporation determines that the economic situation is conducive to doing so. The Corporation’s stockholders indirectly bear the costs of borrowings under any debt instruments that the Corporation may enter into. The annual interest payments on borrowed funds as a percentage of net assets attributable to Common Stock is calculated by dividing the actual or pro forma interest payments on borrowed funds for the quarter ended December 31, 2019, as applicable, by the net assets attributable to Common Stock as of December 31, 2019 and annualizing over four quarterly periods. Interest payments on borrowed funds for the quarter ended December 31, 2019 represented the Corporation’s interest expenses for the quarter ended December 31, 2019 under the Corporation’s secured borrowings including fees (such as fees on undrawn amounts and amortization of upfront fees). To calculate the pro forma interest payments on borrowed funds for the quarter ended December 31, 2019, the ratio of interest payments on borrowed funds for the quarter ended December 31, 2019 to the total debt outstanding as of December 31, 2019 is applied to the pro forma total debt outstanding as of December 31, 2019.
(13)	Includes the Corporation’s estimated overhead expenses, such as payments under the Administration Agreement for certain expenses incurred thereunder. See “Corporate Governance—Certain Relationships and Related Party Transactions—Administration Agreements.” Refer to note (8) above for the calculation of pro forma expenses for the quarter ended December 31, 2019.
(14)	The Corporation’s stockholders indirectly bear the expenses of underlying funds or other investment vehicles in which the Corporation invests that (1) are investment companies or (2) would be investment companies under Section 3(a) of the 1940 Act but for the exceptions to that definition provided for in Sections 3(c)(1) and 3(c)(7) of the 1940 Act. This amount includes the estimated annual fees and expenses of $4.1 million.

Example

The following example demonstrates the projected dollar amount of total cumulative expenses over various periods with respect to a hypothetical investment in the Company’s Common Stock, assuming (1) a 236% asset coverage ratio, which is the Company’s pro forma combined asset coverage ratio as of December 31, 2019 giving effect to the Alcentra Acquisition, and total annual expenses of 7.79% of net assets attributable to Common Stock as set forth in the fees and expenses table above, (2) the currently applicable 200% minimum asset coverage ratio and total annual expenses of 9.33% of net assets attributable to Common Stock as set forth in the fees and expenses table above, and (3) the proposed 150% minimum asset coverage ratio and total annual expenses of 15.15% of net assets attributable to Common Stock as set forth in the fees and expenses table above, and, in each case of (1), (2) and (3), (x) a 5.0% annual return resulting entirely from net realized capital gains (none of which is subject to the incentive fee) and (y) a 5.0% annual return resulting entirely from net realized capital gains (all of which is subject to the incentive fee based on capital gains). Transaction expenses are included in the following example.

You would pay the following expenses on a $1,000 Common Stock investment:	1 year	3 years	5 years	10 years
Under the Corporation’s Actual Asset Coverage Ratio of 236% as of December 31, 2019:
assuming a 5% annual return resulting entirely from net realized capital gains (none of which is subject to the incentive fee)(1)	$82	$238	$384	$710
assuming a 5% annual return resulting entirely from net realized capital gains (all of which is subject to the incentive fee based on capital gains)(2)	$91	$261	$417	$757
Under the Currently Applicable 200% Minimum Asset Coverage Ratio:
assuming a 5% annual return resulting entirely from net realized capital gains (none of which is subject to the incentive fee)(1)	$98	$280	$445	$793
assuming a 5% annual return resulting entirely from net realized capital gains (all of which is subject to the incentive fee based on capital gains)(2)	$107	$302	$476	$832
Under the Proposed 150% Minimum Asset Coverage Ratio:
assuming a 5% annual return resulting entirely from net realized capital gains (none of which is subject to the incentive fee)(1)	$159	$427	$640	$999
assuming a 5% annual return resulting entirely from net realized capital gains (all of which is subject to the incentive fee based on capital gains)(2)	$168	$446	$663	$1,018
(1)	Assumes that the Corporation will not realize any capital gains computed net of all realized capital losses and unrealized capital depreciation.
(2)	Assumes no unrealized capital depreciation and a 5% annual return resulting entirely from net realized capital gains and therefore subject to the incentive fee based on capital gains. Because the Corporation’s investment strategy involves investments that generate primarily current income, the Corporation believes that a 5% annual return resulting entirely from net realized capital gains is unlikely.

The foregoing table is to assist you in understanding the various costs and expenses that an investor in the Corporation’s Common Stock will bear directly or indirectly. While the example assumes, as required by the SEC, a 5% annual return, the Corporation’s performance will vary and may result in a return greater or less than 5%. Because the income portion of the incentive fee under the Amended and Restated Investment Advisory Agreement is unlikely to be significant assuming a 5% annual return, the second example assumes that the 5% annual return will be generated entirely through net realized capital gains and, as a result, will trigger the payment of the capital gains portion of the incentive fee under the Amended and Restated Investment Advisory Agreement. The income portion of the incentive fee under the Amended and Restated Investment Advisory Agreement, which, assuming a 5% annual return, would either not be payable or have an immaterial impact on the expense amounts shown above, is not included in the example. If the Corporation achieves sufficient returns on its investments, including through net realized capital gains, to trigger an incentive fee of a material amount, the Corporation’s expenses, and returns to its investors, would be higher. In addition, while the example assumes reinvestment of all dividends and distributions at net asset value, under certain circumstances, reinvestment of dividends and other distributions under our dividend reinvestment plan may occur at a price per share that differs from net asset value.

This example above should not be considered a representation of our future expenses, and actual expenses (including the cost of debt, if any, and other expenses) may be greater or less than those shown.

The Corporation’s Additional Disclosure Obligations

The Corporation must comply with the following additional disclosure requirements upon approval of the application of the 150% minimum asset coverage ratio to the Corporation by either a majority of the Corporation’s Independent Directors or the Corporation’s stockholders:

•	not later than 5 business days after the date on which the 150% minimum asset coverage ratio is approved, the Corporation is required to disclose such approval, and the effective date of such approval, in (1) any filing submitted to the SEC under Section 13(a) or 15(d) of the Exchange Act (such as the Corporation’s Form 8-K, Form 10-Q or Form 10-K); and (2) a notice on the Corporation’s website (http://www.crescentbdc.com), both of which have been done;
•	the Corporation is required to disclose, in each periodic filing required under Section 13(a) of the Exchange Act (i.e., the Corporation’s Form 10-Q or Form 10-K): (1) the aggregate principal amount or liquidation preference, as applicable, of the senior securities issued by the Corporation and the asset coverage ratio as of the date of the Corporation’s most recent financial statements included in that filing; (2) that the 150% minimum asset coverage ratio was approved; and (3) the effective date of such approval; and
•	as an issuer of common stock, the Corporation is also required to include in each periodic filing required under Section 13(a) of the Exchange Act (i.e., the Corporation’s Form 10-Q or Form 10-K) disclosures that are reasonably designed to ensure that the Corporation’s stockholders are informed of: (1) the amount of senior securities (and the associated asset coverage ratios) of the Corporation, determined as of the date of the most recent financial statements of the Corporation included in the filing; and (2) the principal risk factors associated with the senior securities described in the preceding clause, to the extent that risk is incurred by the Corporation.

The Board noted that, based on discussions with the Advisor, none of these requirements are burdensome and the additional disclosure is appropriate.

Conclusion

Following consideration of the foregoing benefits and risks, the Board, including all Independent Directors, believes that permitting the Corporation to apply a minimum asset coverage ratio of 150% as of the earliest possible date is in the best interests of the Corporation and its stockholders. No single factor was determinative of the Board’s decision, but rather, the Directors based their determination on the total mix of information available to them.

Required Vote

Approval requires the receipt of “FOR” votes constituting a majority of the votes cast on the proposal at the Meeting, provided a quorum is present. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal. Shares represented by broker non-votes also are not considered votes cast and thus have no effect on the proposal.

THE BOARD, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ASSET COVERAGE RATIO PROPOSAL.

OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

The Directors do not intend to present any other business at the Annual Meeting, nor are they aware that any stockholder intends to do so. If, however, any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote thereon in accordance with their judgment.

ADDITIONAL INFORMATION

Stockholder Proposals

The Corporation expects that the 2021 annual meeting of stockholders will be held in May 2021, but the exact date, time and location of such annual meeting have yet to be determined. Proposals to be included in the proxy statement for the 2021 annual meeting must be submitted by eligible stockholders who have complied with the relevant regulations of the SEC and received no later than December 4, 2020.

In addition, the Bylaws contain an advance notice provision requiring that, if a stockholder’s proposal, including nomination of a Director, is to be brought before the next annual meeting of stockholders, such stockholder must provide timely notice thereof in writing addressed to George P. Hawley, Secretary, c/o Crescent Capital BDC, Inc., 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California 90025. Notices of intention to present proposals, including nomination of a Director, at the 2021 annual meeting of stockholders must be received by the Corporation between November 4, 2020 and 5:00 p.m. Pacific time on December 4, 2020. The submission of a proposal does not guarantee its inclusion in the Corporation’s proxy statement or presentation at the 2021 annual meeting of stockholders unless certain securities law requirements are met. The Corporation reserves the right to reject, rule out of order, or to take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Delivery Requirements

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement or Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) addressed to those stockholders or by sending separate Notices of Internet Availability for each household account in a single envelope. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Corporation and some brokers household proxy materials or Notices of Internet Availability, delivering a single proxy statement or Notice of Internet Availability to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once a stockholder has received notice from a broker or the Corporation that they will be householding materials to the stockholder’s address, householding will continue until the stockholder is notified otherwise or until the stockholder revokes consent. If a stockholder does not want Corporation mailings consolidated and would prefer to receive separate mailings at any time in the future, the stockholder should call the Corporation at (310) 235-5900 or write the Corporation, c/o Crescent Capital BDC, Inc., 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California 90025 and the Corporation will furnish separate mailings, in accordance with instructions.

COPIES OF THE CORPORATION’S ANNUAL REPORT DATED DECEMBER 31, 2019 TO STOCKHOLDERS ARE AVAILABLE UPON REQUEST, WITHOUT CHARGE, BY WRITING TO CRESCENT CAPITAL BDC, INC. AT 10 HUDSON YARDS, SUITE 4100, NEW YORK, NY 10001, ATTENTION: CCAP INVESTOR RELATIONS, OR BY EMAILING DANIEL.MCMAHON@CRESCENTCAP.COM.

It is important that proxies be returned promptly. You are urged to complete and sign the enclosed proxy card and return it promptly in the enclosed envelope, which needs no postage if mailed in the U.S.

Los Angeles, California
April 9, 2020

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CCAP2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D04319-P38766

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CRESCENT CAPITAL BDC, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE BELOW PROPOSALS.

Nominees:	For	Withhold
1a. Kathleen S. Briscoe	☐	☐
1b. Michael S. Segal	☐	☐
1c. John S. Bowman	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 4, 2020
The proxy statement for this meeting and the Corporation's 2019 Annual Report are available at:
https://www.crescentbdc.com/investor-relations/sec-filings

D04320-P38766

CRESCENT CAPITAL BDC, INC.
Annual Meeting of Stockholders – May 4, 2020
Proxy Solicited on Behalf of the Board of Directors

The undersigned holder of shares of Crescent Capital BDC, Inc., a Maryland corporation (the "Corporation"), hereby appoints Gerhard Lombard and Joseph A. Hanlon, and each of them separately, with full power of substitution, as proxies to represent the undersigned at the Annual Meeting of Stockholders to be held at www.virtualshareholdermeeting.com/CCAP2020, on Monday, May 4, 2020, at 10:00 a.m. Pacific Time and at any and all adjournments and postponements thereof (the "Annual Meeting"), and thereat to vote all shares of the Corporation which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, in accordance with the instructions of this proxy. The undersigned holder hereby acknowledges receipt of the accompanying Notice of Annual Meeting and Proxy Statement.

The execution of this proxy is not intended to, and does not, revoke any prior proxies or powers of attorney other than the revocation, in accordance with the law of the State of Maryland and applicable federal securities laws, of any proxy previously granted specifically in connection with the voting of the shares subject hereto.

IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED HOLDER WILL BE CAST IN THE MANNER DIRECTED ON THE REVERSE SIDE HEREOF, AND WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDER(S) ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THIS PROXY WILL BE VOTED FOR EACH PROPOSAL UNLESS OTHERWISE INDICATED. THIS PROXY WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND AND APPLICABLE FEDERAL SECURITIES LAWS.

IF YOU SIGN, DATE AND RETURN THIS PROXY, IT WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH PROPOSAL.

Continued and to be signed on reverse side